Execution Copy MASTER FRAMEWORK AGREEMENT This MASTER FRAMEWORK AGREEMENT (this “Framework Agreement”), is made and entered into as of April 7, 2017 (the “Effective Date”), by and among: Coöperatieve Rabobank, U.A., New York Branch, a Dutch coöperatieve acting through its New York Branch (“Rabobank”) and Sumitomo Mitsui Banking Corporation, New York Branch, a Japanese corporation (“SMBC”), as purchasers (each, a “Buyer” and, collectively, the “Buyers”); Rabobank, as Buyers’ agent (in such capacity, “Agent”); and The Scotts Company LLC, an Ohio limited liability company (“Seller”). Each of Agent, Buyers and Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”. RECITALS WHEREAS, Buyers have agreed to provide Seller with a facility under which Buyers and Seller will enter into certain sale and repurchase agreements with respect to Eligible Receivables owned by Seller. AGREEMENT NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1. Interpretation. 1.1 Definitions. All capitalized terms used in this Framework Agreement (including its recitals, Exhibits and Schedules) shall, unless defined herein, have the respective meanings set forth in Schedule 1 hereto and Part 1 of Schedule 3 hereto (as applicable). 1.2 Construction. (a) The headings, sub-headings and table of contents in this Framework Agreement shall not affect its interpretation. References in this Framework Agreement to Sections, Exhibits and Schedules shall, unless the context otherwise requires, be references to Sections of, and Exhibits and Schedules to, this Framework Agreement. (b) Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders and words denoting persons shall include firms and corporations and vice versa. (c) References to a Person are also to its permitted successors or assigns. Exhibit 10.2

2 (d) References in this Framework Agreement to any agreement or other document shall be deemed also to refer to such agreement or document as amended or varied or novated from time to time. (e) References to an amendment include a supplement, novation, restatement or re-enactment, and “amend” and “amended” (or any of their derivative forms) will be construed accordingly. (f) Reference to a time of day is a reference to New York City time. (g) “Include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.” (h) “Hereof”, “hereto”, “herein” and “hereunder” and words of similar import when used in this Framework Agreement refer to this Framework Agreement as a whole and not to any particular provision of this Framework Agreement. (i) References to a “writing” or “written” include any text transmitted or made available on paper or through electronic means. (j) References to “$”, U.S. Dollars or otherwise to dollar amounts refer to the lawful currency of the United States. (k) References to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the Effective Date. 2. Transaction Agreements. 2.1 Agreements to be Executed at the Closing. Concurrently with this Framework Agreement, the Parties intend to execute the following additional agreements (together with this Framework Agreement and each subsequent Confirmation entered into during the Facility Term subsequent to the Closing, the “Transaction Agreements”) to which they are party: (a) the Master Repurchase Agreement among Seller and the Buyers; (b) the Fee Letter among Seller and Buyers; (c) the Side Letter between Seller and Agent; (d) the Guaranty; (e) the Security Agreement; and (f) each of the Control Agreements. 2.2 Definitions. When used in any Transaction Agreement, capitalized terms not otherwise defined therein will, to the extent defined herein, have the meanings set forth in this Framework Agreement (including Schedule 1).

3 3. Closing; Closing Deliveries. 3.1 Closing. Subject to the terms and conditions of this Framework Agreement, the transactions contemplated in this Framework Agreement to occur concurrently with the execution hereof (other than the entry into any Confirmations) will take place at a closing (the “Closing”) to be held on the Effective Date at a mutually agreeable location or by the exchange of electronic documentation. 3.2 Seller Closing Deliverables. At the Closing or prior to the Closing, Seller will deliver, or cause to be delivered, to each Buyer: (a) an executed counterpart to each of the Transaction Agreements (other than any Confirmations) to which it is a party; (b) a counterpart of the Guaranty executed by Guarantor; (c) counterparts of the Control Agreements executed by Depositary; (d) counterparts to the JPM Letter Agreement executed by each of the parties thereto (other than Agent); (e) a certificate of the Secretary or an Assistant Secretary of Seller, dated the Effective Date, certifying as to (i) the incumbency of the officers of Seller executing the Transaction Agreements, (ii) attached copies of Seller’s certificate of formation and limited liability company agreement; and (iii) copies of all limited liability company approvals and consents of Seller that are required by it in connection with entering into, and the exercise of its rights and the performance of its obligations under, the Transaction Agreements; (f) a certificate of the Secretary or an Assistant Secretary of Guarantor, dated the Effective Date, certifying as to (i) the incumbency of the officer(s) of Guarantor executing the Guaranty, (ii) attached copies of Guarantor’s certificate of incorporation and bylaws; and (iii) copies of all corporate approvals and consents of Guarantor that are required by it in connection with entering into, and the exercise of its rights and the performance of its obligations under, the Guaranty; (g) a customary legal opinion, in form and substance satisfactory to Agent, with respect to Seller opining on existence, due authorization and execution, absence of conflicts with Organizational Documents and with certain material agreements (including, for the avoidance of doubt, the Credit Agreement Documents), binding nature of obligations, absence of violations of Law, absence of consents under Law and validity and perfection of security interests; (h) a customary legal opinion or opinions with respect to Guarantor opining on existence, due authorization and execution, absence of conflicts with Organizational Documents, binding nature of obligations, absence of violations of Law and no consents under Law;

4 (i) results of a UCC lien search with respect to Seller for the State of Ohio as of a date not more than seven (7) days prior to the Closing; and (j) fully prepared UCC-1 financing statements reflecting the Security Interests granted by Seller under the Master Repurchase Agreement. 3.3 Buyer Closing Deliverables. At the Closing or prior to the Closing, each Buyer will deliver to Seller and each other Buyer an executed counterpart to each of the Transaction Agreements (other than any Confirmations) to which it is a party. 3.4 Agent Closing Deliverables. At the Closing or prior to the Closing, Agent shall provide to Seller: (a) an executed copy of IRS Form W-8IMY, indicating on Part VI that Agent is a U.S. branch of a foreign bank described in United States Department of Treasury Regulations section 1.1441-1(b)(2)(iv)(A) agreeing to be treated as a U.S. person for purposes of withholding on payments under the Transaction Agreements; (b) executed counterparts of Agent to each of the Transaction Agreements (other than any Confirmations) to which it is a party and to the JPM Letter Agreement. 3.5 Seller Initial Transaction Deliverables. No later than 10:00 a.m. on the second Business Day prior to the Effective Date, Seller will deliver, or cause to be delivered, to Agent and each Buyer a duly completed Transaction Notice and accompanying draft Confirmation and proposed Portfolio Schedule for the initial Transaction to be entered into on the Effective Date. 4. Transactions. 4.1 Requests for Transactions. (a) Transaction Notices. Seller may, from time to time during the Facility Term, deliver to Agent and each Buyer a written notice, substantially in the form attached hereto as Exhibit A (a “Transaction Notice”), including a completed draft Confirmation (excluding the applicable Pricing Schedule) and a proposed Portfolio Schedule, requesting that Buyers enter into a Transaction on a Weekly Date; provided, that the proposed Purchase Price for such Transaction may not exceed the Aggregate Funding Limit as of the applicable Purchase Date. Such notice shall be delivered to Agent and each Buyer no later than 10:00am on the date that is two (2) Business Days prior to the proposed Purchase Date for such proposed Transaction. (b) Agreement to Enter Into Transactions. Upon Seller’s delivery of a duly completed Transaction Notice in accordance with the preceding Section 4.1(a) requesting the entry into a Transaction on a Weekly Date, and subject to the terms and conditions set forth herein (including Section 4.6 hereof) and in the other Transaction Agreements, each Buyer agrees severally, and not jointly, to enter into such Transaction with Seller in an amount equal to its respective Individual Participation Amount (if any) with respect to such Transaction as of the applicable Purchase Date. Promptly following receipt of such a Transaction Notice, but in any event no later than 4:00 p.m. on the date that is two (2) Business Days prior to the proposed

5 Purchase Date with respect to the requested Transaction, each Buyer shall confirm its receipt of such Transaction Notice to Agent. (c) Delivery of Completed Confirmation. Following its receipt of a duly completed Transaction Notice in accordance with Section 4.1(a), Agent shall, no later than 5:00 p.m. on the date that is two (2) Business Days prior to the proposed Purchase Date with respect to the requested Transaction, deliver to Seller and each Buyer a fully completed form of Confirmation (including the applicable Pricing Schedule) with respect to such proposed Transaction and attaching the related Portfolio Schedule provided by Seller pursuant to Section 4.1(a) (as such Portfolio Schedule may have been modified or replaced by Seller or Agent in accordance with the provisions of this Article IV). Seller shall deliver an executed counterpart of such Confirmation to Agent no later than 5:00 p.m. on the Business Day immediately preceding the applicable Purchase Date. In the event Agent determines in good faith that any applicable Funding Conditions are not, or will not be, satisfied as of the proposed Purchase Date (and such Funding Conditions have not been waived by the Required Buyers), Agent shall promptly notify Seller of same, and Seller and Agent shall cooperate expeditiously and in good faith to resolve any such matters (to the extent the same are capable of being resolved), including by making any necessary revisions to the form of Confirmation and/or Portfolio Schedule for the proposed Transaction. If, notwithstanding such efforts, the applicable Funding Conditions are not satisfied or waived as of the proposed Purchase Date, then no Transaction shall be entered into upon such proposed Purchase Date. (d) Confirmation Process. If the applicable Funding Conditions for a proposed Transaction are satisfied or waived as of the applicable Purchase Date and Agent has received all Funding Amounts (if any) due from the Buyers on such Purchase Date pursuant to Section 4.2(a) (other than any Funding Amount (or portion thereof) that any Defaulting Buyer fails to fund and in respect of which any necessary adjustments have been made pursuant to Section 4.5(a)), then Agent shall enter into the proposed Transaction with Seller on behalf of each Participating Buyer on the terms set forth in the form of Confirmation delivered pursuant to Section 4.1(c) (as may be modified in accordance with the provisions of this Article IV) by delivering to Seller on such Purchase Date a final and fully-executed Confirmation evidencing such Transaction in accordance with the Master Repurchase Agreement whereupon, in accordance with terms of the Master Repurchase Agreement and such Confirmation, Seller will sell and assign, and Participating Buyers will purchase, the Transaction Portfolio for such Transaction, with each Participating Buyer receiving a fractional undivided interest in such Transaction Portfolio in accordance with its respective Individual Funded Percentage as of the time of such purchase (after giving effect to the funding of any applicable Funding Amounts, the payment of any Funded Purchase Price and Funded Repurchase Price and the allocation of any applicable Distribution Amounts). The entry into such Transaction and payment of such Funded Purchase Price (if any) shall, subject to satisfaction of the applicable Funding Conditions, occur at or before 2:00 p.m. on the applicable Purchase Date (or such later time on such Purchase Date as may be reasonably necessary for Agent to confirm receipt of any required Funding Amounts). 4.2 Funding of Purchase Prices and Closing. (a) Funding of Purchase Price. Following receipt of a duly completed Transaction Notice for a proposed Transaction in accordance with Section 4.1(a) (subject to any

6 voiding and replacement thereof pursuant to Section 4.6(b)), each Buyer shall fund its respective Funding Amount (if any) for such Transaction by wire transfer of immediately available funds to the account of Agent specified in Schedule 2 no later than 11:00 a.m. on the Purchase Date for such Transaction. Upon entry into the final Confirmation with Seller on such Purchase Date in accordance with Section 4.1(d), and subject to satisfaction of the Funding Conditions, Agent shall apply any such Funding Amounts to pay (x) the Funded Purchase Price (if any) for such Transaction (subject to any adjustments made pursuant to this Article IV) on behalf of the Participating Buyers in accordance with terms of the Master Repurchase Agreement and applicable Confirmation by wire transfer of immediately available funds to the account of Seller specified in Schedule 2 and (y) to the extent applicable, any Distribution Amounts payable to Buyers pursuant to Section 4.4. (b) Return of Excess Funding Amounts. In the event any Buyer has funded its respective Funding Amount (if any) on a proposed Purchase Date for a Transaction in accordance with Section 4.2(a), and either (i) Seller and Buyers fail to enter into such Transaction on such proposed Purchase Date or (ii) Seller and Buyers enter into a Transaction on such Purchase Date with respect to which less than all of the amount funded by such Buyer is actually applied to the payment of Funded Purchase Price and/or Distribution Amounts on such Purchase Date in accordance with the terms of the Transaction Agreements, then Agent shall, promptly following either such event, refund to such Buyer the unused portion of such funded amount. 4.3 Funding Conditions. (a) The entry by the Buyers to enter into a Transaction shall be subject to satisfaction of the following conditions (in each case, as of the applicable Purchase Date) (together, the “Funding Conditions”): (i) with respect to the initial Transaction, each of the items required to be delivered by Seller in connection with such initial Transaction pursuant to Section 3.5 shall have been delivered in accordance with the terms hereof; (ii) all amounts then due and owing by Seller under the Fee Letter and the Side Letter shall have been paid in full; (iii) the Transaction Notice, including the draft Confirmation and proposed Portfolio Schedule required to be attached thereto, shall have been delivered to Agent in accordance with Section 4.1(a); (iv) Seller shall have delivered to Agent a duly executed counterpart to the applicable Confirmation; (v) each of the representations and warranties of Seller and Guarantor (as applicable) set forth in the Transaction Agreements (giving effect to the entry into such Transaction) shall be true and correct in all material respects (except that any representation or warranty that is subject to any materiality qualification shall be true and correct in all respects);

7 (vi) the Purchase Price for such Transaction shall be no greater than the aggregate Market Value of the Receivables included in the Transaction Portfolio for such Transaction (as set forth in the Portfolio Schedule to the Confirmation provided by Seller (as such Portfolio Schedule may subsequently be revised by Seller or Agent in accordance with the terms hereof)); (vii) the Receivables included in the Transaction Portfolio for such Transaction (as set forth in the Portfolio Schedule to the Confirmation provided by Seller (as such Portfolio Schedule may subsequently be revised by Seller or Agent in accordance with the terms hereof)) shall have been duly selected in accordance with the priority specified in Part 3 of Schedule 3 to this Framework Agreement, and no such Receivable shall (i) have a Specified Payment Date occurring earlier than the Repurchase Date for such Transaction or (ii) be owing by an Obligor that is not an Eligible Obligor; (viii) the portion of the Purchase Price for such Transaction applied towards the purchase of Receivables of any Eligible Obligor Group included in the Transaction Portfolio for such Transaction (each, as set forth in the Portfolio Schedule to the Confirmation provided by Seller (as such Portfolio Schedule may subsequently be revised by Seller or Agent in accordance with the terms hereof)) shall not exceed the Eligible Obligor Limit applicable to such Eligible Obligor Group; (ix) the Purchase Date for such Transaction shall be at least seven (7) days prior to the Facility Expiration Date; (x) the payment of the applicable Purchase Price for such Transaction (including any amounts to be paid as Funded Purchase Price) would not cause (x) the Aggregate Buyer Balance (after giving effect to such payment) to exceed the Aggregate Funding Limit applicable to such Transaction or (y) any Buyer’s Individual Buyer Balance (after giving effect to such payment) to exceed such Buyer’s applicable Individual Funding Limit (or, in the case of any Reducing Buyer, its Individual Committed Limit) with respect to such Transaction; (xi) Agent shall have received the full amount of Funded Repurchase Price (if any) due and payable by Seller on such Purchase Date; and (xii) no Potential Event of Default or Event of Default shall have occurred and be continuing. 4.4 Funding of Transaction Repurchase Prices. (a) Seller’s Payment of Funded Repurchase Price. On each Repurchase Date for a Transaction on which Funded Repurchase Price is payable by Seller pursuant to the Transaction Agreements (including, for the avoidance of doubt, on the Facility Expiration Date), Seller shall fund the Funded Repurchase Price for such Transaction by wire transfer of immediately available funds to the account of Agent specified in Schedule 2, no later than 11:00 a.m. on such Repurchase Date (except to the extent a later time is permitted pursuant to Section 4.5(a)(iii)).

8 (b) Distribution of Amounts Received by Agent. On any Business Day when Agent receives any Settlement Amounts, Agent shall, after giving effect to any applicable payment of Funded Purchase Price pursuant to Section 4.2(a) or returns of excess Funding Amounts pursuant to Section 4.2(b) on such Business Day, distribute the Settlement Amounts received by Agent in the following order of priority: (x) first, to each applicable Buyer (but only out of Settlement Amounts constituting Funded Repurchase Price) the portion of such Buyer’s Distribution Amount as defined in clause (a) of the definition thereof and (y) second, to each applicable Buyer the portion of such Buyer’s Distribution Amount as defined in clause (b) or (c) of the definition thereof, as the case may be, in each case by wire transfer of immediately available funds to the account of such Buyer set forth on Schedule 2 hereto (i) on the same Business Day if such Settlement Amounts are received by Agent prior to 2:00 p.m. on such Business Day or (ii) otherwise, on the next succeeding Business Day; provided, that if the aggregate Settlement Amounts received by Agent on any Business Day are insufficient to pay in full the Distribution Amounts pursuant to clause (x) or (y) above to each applicable Buyer, Agent shall pay to each such Buyer its pro rata share (based on the Distribution Amount owed to each such Buyer pursuant to clause (x) or (y)) of the Settlement Amounts actually received by Agent. 4.5 Defaulting Buyers. (a) Adjustment for Reduced Funding. Notwithstanding anything in this Article IV to the contrary, in the event that, on any Purchase Date on which Agent (on behalf of the Participating Buyers) is obligated to enter into a Transaction with respect to which any Funding Amount is to be paid in accordance with Section 4.2(a), one or more Buyers (any such Buyer, a “Defaulting Buyer”) fails to fund its respective Funding Amount on such Purchase Date when and as required by Section 4.2(a), then Agent shall promptly give notice of such failure to Seller and each other Buyer. Upon Agent’s giving of such notice: (i) the Confirmation for such Transaction shall be amended so as to reduce the Purchase Price for such Transaction by the applicable Funding Amounts (or portions thereof) that such Defaulting Buyers have failed to fund on such Purchase Date; (ii) when and as required pursuant to Section 4.2(a), and subject to the satisfaction of the Funding Conditions otherwise applicable to such Transaction, upon the effectiveness of such revised Confirmation in accordance with Section 4.1(d), Agent shall pay to Seller, on behalf of the Participating Buyers, any remaining unpaid Funded Purchase Price payable in respect of such Transaction (after giving effect to the reduction in Purchase Price pursuant to the foregoing Section 4.5(a)(i)); (iii) to the extent the reduction in the Purchase Price for the applicable Transaction in accordance with the foregoing Section 4.5(a)(i) results in Funded Repurchase Price (or an increased amount thereof) being payable by Seller on such Purchase Date, Seller shall pay such Funded Repurchase Price (or increased amount thereof) to Agent promptly, but in no event later than 4:00pm on such Purchase Date.

9 (b) Replacement of Buyers. Seller may, at its sole expense and effort, upon notice to any Defaulting Buyer and Agent, require such Defaulting Buyer to assign, without recourse, all of its rights and obligations under the Transaction Agreements (including its Individual Buyer Balance (if any), its Individual Committed Limit, its Individual Funding Limit and any undivided fractional interest it may own with respect to any Transaction Portfolio) to one or more existing Buyers or new Buyers that is willing to assume such obligations; provided that (i) Seller shall have received the prior written consent of Agent with respect to any new Buyer, which consent shall not unreasonably be withheld or delayed, (ii) such Defaulting Buyer shall have received payment of an amount equal to its Individual Buyer Balance and accrued and unpaid Price Differential, fees and all other amounts payable to it under the Transaction Agreements (which may be paid by the applicable assignee and/or by Seller) and (iii) such assignment does not conflict with applicable Law. No Buyer shall be required to make any such assignment if prior thereto, such Buyer shall have ceased to be a Defaulting Buyer in accordance with Section 4.5(c). Each Party agrees that an assignment required pursuant to this Section 4.5(b) may be effected pursuant to assignment documentation executed by Seller, Agent and the assignee and that the Defaulting Buyer required to make such assignment need not be a party thereto. Upon such assignment, Schedule 4 shall be automatically revised to reflect the respective “Funding Limit” and “Committed Limit” of each Buyer that remains a party hereto. (c) Reinstatement of Defaulting Buyers. In the event that Agent and Seller agree that a Defaulting Buyer has adequately remedied all matters that caused such Buyer to be a Defaulting Buyer, then such Buyer shall cease to be a Defaulting Buyer for all purposes hereof. (d) Replacement of Agent. In the event that Agent or any Affiliate thereof is a Defaulting Buyer, the then-applicable Required Buyers may, to the extent permitted by applicable law, by notice in writing to Seller and Agent and each other Buyer, remove Agent in its capacity as such, and subject to Seller’s approval (not to be unreasonably withheld), appoint a successor. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed Agent and the removed Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Agreements. The fees payable by Seller to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Seller and such successor. Removed Agent agrees to execute such additional documents and perform such further acts as may be reasonably required or desirable to carry out or perform the foregoing provisions of this Section; provided that, to the extent removed Agent fails to promptly execute such additional documents and or to perform such further acts, successor Agent may, on behalf of removed Agent, execute such additional documents or perform such further acts. (e) Calculations. All calculations with respect to adjustments in the Individual Participation Percentages, Individual Funded Percentages and Individual Participation Amounts of, Funding Amounts owed by, or Distribution Amounts payable to, any Buyers resulting from any Buyer becoming a Defaulting Buyer or any actions taken by Agent pursuant to this Section 4.5 shall be made by Agent and communicated to Buyers in appropriate Funding Notices or other written notices (in all cases, with copies to Seller). 4.6 Reducing Buyers

10 (a) Reduction of Funding Limit. On any Business Day during the Facility Term, any Buyer may, in its sole discretion, irrevocably reduce its Individual Funding Limit to zero (any such Buyer, a “Reducing Buyer”) by delivering a written notice of such reduction to Agent, each other Buyer and Seller (a “Reduction Notice”). Such reduction will be effective (i) as of the first Weekly Date immediately following delivery of Reduction Notice if such notice delivered at or before 5:00 p.m. on the third Business Day preceding such Weekly Date or (ii) otherwise, as of the second Weekly Date immediately following delivery of such Reduction Notice. (b) Reduction Following Transaction Notice. Notwithstanding the foregoing, in the event a Reducing Buyer delivers a Reduction Notice at or before 5:00 p.m. on the third Business Day preceding a Weekly Date but after Seller has delivered a Transaction Notice requesting the entry into a Transaction on such Weekly Date, then the Transaction Notice previously delivered by Seller requesting the entry into a Transaction on such Weekly Date shall be null and void for all purposes hereunder, and Seller may deliver a new Transaction Notice requesting entry into a Transaction on such Weekly Date in accordance with Section 4.1(a) which reflects such Reducing Buyer’s delivery of such Reduction Notice and all adjustments resulting therefrom. (c) Adjustments to Participation Amounts. In connection with any Transaction entered into on a Purchase Date that occurs during the Seasonal Commitment Period and as of which Purchase Date one or more Buyers is a Reducing Buyer, the Individual Participation Amounts of each respective Buyer shall be calculated (after giving effect to any adjustments to Purchase Price pursuant to the terms hereof other than adjustments made pursuant to Section 4.5(a)) such that: (i) an amount equal to the lesser of (x) the Purchase Price for such Transaction and (y) the Seasonal Commitment Amount as of the applicable Purchase Date is allocated to the Individual Participation Amounts of each of the respective Buyers pro rata based on their respective Individual Committed Limits as of such Purchase Date; and (ii) the excess (if any) of (x) the Purchase Price for such Transaction over (y) the Seasonal Commitment Amount as the applicable Purchase Date is allocated to the Individual Participation Amounts of each of the respective Buyers (in addition to any amounts allocated pursuant to the preceding clause (i)) pro rata in accordance with each such Buyer’s Individual Participation Percentage with respect to such Transaction. (d) Replacement of Reducing Buyers. Seller may, at its sole expense and effort, upon notice to any Reducing Buyer and Agent, require such Reducing Buyer to assign, without recourse, all of its rights and obligations under the Transaction Agreements (including its Individual Buyer Balance (if any), its Individual Committed Limit, its Individual Funding Limit (prior to giving effect to the reduction thereof pursuant to Section 4.6(a)) and any undivided fractional interest it may own with respect to any Transaction Portfolio) to one or more existing Buyers or new Buyers that is willing to assume such obligations; provided that (i) Seller shall have received the prior written consent of Agent with respect to any new Buyer, which consent shall not unreasonably be withheld or delayed, (ii) such Reducing Buyer shall have received payment of an amount equal to its Individual Buyer Balance and accrued and unpaid Price

11 Differential, fees and all other amounts payable to it under the Transaction Agreements (which may be paid by the applicable assignee and/or by Seller) and (iii) such assignment does not conflict with applicable Law. Each Party agrees that an assignment required pursuant to this Section 4.6(c) may be effected pursuant to assignment documentation executed by Seller, Agent and the assignee and that the Reducing Buyer required to make such assignment need not be a party thereto. Upon such assignment, Schedule 4 shall be automatically revised to reflect the respective “Funding Limit” and “Committed Limit” of each Buyer that remains a party hereto. 4.7 Defaulted Obligors. (a) Agent Removal of Defaulted Obligors. If the Receivables selected for inclusion in the Transaction Portfolio for any proposed Transaction (as indicated in the applicable Portfolio Schedule delivered by Seller in connection with such Transaction) include any Receivables of Obligors that become, or are discovered to be, Defaulted Obligors after such Portfolio Schedule is delivered but prior to the closing of the proposed Transaction on the applicable Purchase Date, then unless Seller has timely delivered a revised Portfolio Schedule in accordance with Section 4.7(b), Agent shall, with prompt written notice to Seller, (i) revise such Portfolio Schedule to remove all Receivables of such Defaulted Obligors from the Transaction Portfolio set forth therein (it being understood that Agent shall not, in making such revisions pursuant to this Section 4.7(a), select any additional Eligible Receivables for inclusion in such Transaction Portfolio to replace the Receivables of Defaulted Obligors being removed, regardless of whether such additional Eligible Receivables are available for selection) and (ii) reduce the Purchase Price in the final Confirmation for such Transaction if and to the extent necessary to satisfy the Funding Condition set forth in Section 4.3(a)(vi) with respect to the Transaction Portfolio reflected in such revised Portfolio Schedule. (b) Seller Delivery of Revised Portfolio Schedule. Notwithstanding the foregoing Section 4.7(a), Seller may, no later than 5:00 p.m. on the Business Day immediately preceding the Purchase Date, deliver to Agent a revised proposed Portfolio Schedule setting forth an updated Eligible Receivables Portfolio as of such date excluding any Receivables of Defaulted Obligors and reflecting a revised selection (in accordance with the priority specified in Part 3 of Schedule 3 to this Framework Agreement) of Eligible Receivables for inclusion in the Transaction Portfolio for such Transaction. Subject to satisfaction of the Funding Conditions (giving effect to such revised Portfolio Schedule), such revised Portfolio Schedule shall be attached to the final Confirmation entered into pursuant to Section 4.1(d) evidencing such Transaction; provided, that if the proposed Purchase Price for such Transaction (as otherwise theretofore adjusted in accordance with the terms hereof) exceeds the aggregate Market Value of the Eligible Receivables included by Seller in the revised Transaction Portfolio, then the Purchase Price for such Transaction shall be reduced in the final form of Confirmation to the extent necessary to satisfy the Funding Condition set forth in Section 4.3(a)(vi) with respect to the Transaction Portfolio reflected in such revised Portfolio Schedule. For the avoidance of doubt, if Seller fails to deliver a revised Portfolio Schedule when and as contemplated by this Section 4.7(b) that satisfies the applicable Funding Conditions (other than the Funding Condition set forth in Section 4.3(a)(iv)), then the provisions of the foregoing Section 4.7(a) shall apply.

12 5. Representations and Warranties; Certain Covenants. 5.1 Representations and Warranties of Seller. Seller represents to Agent and each Buyer as of the Effective Date and each Purchase Date that: (a) Organization and Authority. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Ohio. Seller has full limited liability company power and authority to enter into the Transaction Agreements to which it is a party, to carry out its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery by Seller of the Transaction Agreements to which it is a party and the performance by Seller of its obligations thereunder have been duly authorized by all requisite limited liability company action on the part of Seller. The Transaction Agreements to which Seller is a party have been duly executed and delivered by Seller, and (assuming due authorization, execution, and delivery by each other Party) the Transaction Agreements to which Seller is a party constitute a legal, valid, and binding obligation of Seller enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. (b) No Conflicts; Consents. The execution, delivery and performance by Seller of each of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements do not and will not: (A) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Seller; (B) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller except as would not reasonably be expected to have a Material Adverse Effect; or (C) require the consent, notice or other action by any Person pursuant to, or result in a default or event of default under, any Contract to which Seller is a party, except: (1) as expressly set forth in the applicable Transaction Agreement, (2) as shall have been obtained by Seller as of the Effective Date or (3) as would not reasonably be expected to have a Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements except as shall have been obtained by Seller or except as would not reasonably be expected to have a Material Adverse Effect. (c) Legal Proceedings. There are no Actions pending or, to Seller’s knowledge, threatened against or by Seller or any Affiliate of Seller that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by the Transaction Agreements. (d) Compliance with Laws. (i) Seller is in compliance with all applicable Laws in connection with the performance of obligations or exercise of rights under the Transaction Agreements, except where the failure to be so would not reasonably be expected to have a Material Adverse Effect.

13 (ii) Seller and its Affiliates are in compliance with all applicable Laws with respect to all Purchased Receivables, except where the failure to be so would not reasonably be expected to have a Material Adverse Effect. (iii) None of (1) Seller, Guarantor, any of their respective Subsidiaries (collectively, the “Seller Entities”), (2) to the knowledge of any Responsible Officer of Seller or any such Seller Entity, any director, officer, or employee of any such Seller Entity or (3) to the knowledge of Seller, any agent of any Seller Entity, (i) is a Sanctioned Person, (ii) transacts with, or has any investments in, any Sanctioned Country or Sanctioned Person, (iii) has taken any action, directly or indirectly, that would result in a violation by such Person of any Anti-Money Laundering Laws, Anti-Corruption Laws or applicable Sanctions. (iv) Each Seller Entity has instituted and maintains policies and procedures designed to ensure continued compliance by such Seller Entity and its respective directors, officers, employees and agents with Anti-Money Laundering Laws, Anti-Corruption Laws and applicable Sanctions. (e) No Defaults. No Potential Event of Default or Event of Default has occurred and is continuing. 5.2 Asset Representations and Warranties. Seller represents or covenants, as applicable, to Agent and each Buyer as of each Purchase Date with respect to the Purchased Receivables included in the Transaction Portfolio for the applicable Transaction entered into on such Purchase Date (or, in the case of Section 5.2(a), with respect to the Portfolio Schedule for such Transaction), that: (a) Accuracy of Information. The information set forth on the Portfolio Schedule to the Confirmation for such Transaction is true and correct in all material respects and such Portfolio Schedule includes a complete listing of all Receivables comprising the Eligible Receivables Portfolio, in each case, as of the date such Portfolio Schedule was prepared. (b) Eligibility. Each such Purchased Receivable is an Eligible Receivable. (c) Satisfaction of Conditions. All of the applicable Funding Conditions pertaining to such Purchased Receivables or to the Transaction Portfolio they comprise have been satisfied or waived as of such Purchase Date. (d) Ownership. Immediately prior to the sale of such Purchased Receivables pursuant to the Transaction Agreements, and except to the extent such Purchased Receivables are already subject to an outstanding Transaction, Seller is the sole legal and beneficial owner of such Purchased Receivables and is entitled to sell and assign and is selling and assigning all such Purchased Receivables, together with the collections with respect thereto and all Related Rights and all Related Contract Rights, to Buyers free from any Security Interest, attachment, encumbrance and instructions to pay to a third party (other than the Security Interest, if any, of the Administrative Agent pursuant to the Credit Agreement Documents, which Security Interest shall be released concurrently with such sale in accordance with the terms of the JPM Letter Agreement).

14 (e) No Conflicts. Each such Purchased Receivable, together with the Contract related thereto, complies with all Laws applicable thereto (including Laws relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such Law, except, in each case, where such non-compliance or violation could not reasonably be expected to have a material adverse effect on Seller or on any rights or interests of Buyers with respect to such Purchased Receivable. (f) Records. Seller has maintained records relating to each such Purchased Receivable which are true and correct in all material respects and which are sufficient to enable such Purchased Receivable to be enforced against the relevant Obligor and such records are held by Seller. (g) Procedures. Seller has complied in all material respects with its credit and collection procedures in entering into transactions which give rise to the origination of each such Purchased Receivable and in relation to the administration of each such Purchased Receivable to the date of its acquisition by the Buyers under the Transaction Agreements, and with regard to each Contract with respect to such Purchased Receivables, Seller has complied in all material respects with its usual business, credit and collection criteria and procedures in entering into transactions which give rise to the origination of each such Purchased Receivable and in relation to the administration of each such Purchased Receivable through the applicable Purchase Date. (h) Enforceability. Each Contract with respect to each such Purchased Receivable is effective to create, and has created, a legal, valid and binding obligation of the Eligible Obligor to pay the Face Amount of such Purchased Receivable (as reflected in the applicable Portfolio Schedule) created thereunder and any other amounts payable thereunder, enforceable against the applicable Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Except to the extent pertaining to amounts referred to in clause (a)(y) of the definition of Net Face Percentage, there are no circumstances which would give rise to: (i) any set-off, counterclaim, or deduction in respect of any such Purchased Receivable; or (ii) any credit note, discount, allowance or reverse invoice which has been made or granted to any Obligor in relation to the same which remains outstanding. (i) Legal Proceedings. There is no Action pending or, to the knowledge of Seller, threatened against Seller relating to any such Purchased Receivable or which seeks the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the applicable Contract governing such Purchased Receivable or by the Transaction Agreements. 5.3 Certain Covenants. Seller covenants with Agent and each Buyer as follows:

15 (a) Taxes. Subject to the provisions of Section 6.9 and the provision by each Buyer of any relevant IRS forms and related documentation confirming its exemption from withholding Taxes, Seller will pay all relevant Taxes and make all relevant returns in respect of Taxes in relation to any Purchased Receivables and Seller shall indemnify and hold each Buyer harmless from and against any such Taxes. Without limiting the generality of the foregoing, Seller shall remit all Direct Taxes to the applicable Governmental Authority relating to the Purchased Receivables as and when due and Seller shall indemnify and hold Buyer harmless from and against any such Taxes. (b) Performance of Agreements. Seller shall perform and comply with each Contract governing a Purchased Receivable in such a way as would not (or would not reasonably be expected to) materially and adversely affect the entitlement and/or ability to receive and/or to recover and/or enforce and/or collect payment of the full amount of such Purchased Receivable, and the exercise by Agent of its rights under this Framework Agreement and the other Transaction Agreements shall not relieve Seller of such obligations. (c) Indemnification. Seller will indemnify and keep indemnified Agent, each Buyer, their Affiliates, and their respective officers, directors, employees and agents and their successors and assigns (each, an “Indemnified Party”) against any cost, claim, loss, expense, liability or damages (including reasonable and documented legal costs and out-of-pocket expenses) arising out of or involving a claim or demand made by any Person (other than by any Indemnified Party or, except in connection with Agent’s exercise of remedies with respect to any Collateral during an Event of Default, by Seller) against such Indemnified Party (each a “Claim”) and incurred or suffered by it in connection with: (i) any representation or warranty made by Seller under or in connection with any Transaction Agreement (including with respect to any Portfolio Schedule delivered by Seller pursuant hereto) that shall have been false or incorrect when made or deemed made (without regard to any knowledge, materiality or Material Adverse Effect qualifiers contained therein); (ii) the failure by Seller to comply with any applicable Law with respect to any Purchased Receivable included in any Transaction Portfolio, or the nonconformity of any related Contract with any such applicable Law or any failure of Seller to keep or perform any of its obligations, express or implied, with respect to any such Contract; (iii) any failure of Seller to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Agreement; (iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Receivable in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by the Transaction Agreements;

16 (v) any investigation, litigation or proceeding related to or arising from any Transaction Agreement, any Transactions entered into thereunder, Seller’s use of the proceeds of such Transactions, the ownership of any Receivables originated by Seller, the Collateral or any exercise of remedies by Agent with respect thereto, or any other investigation, litigation or proceeding relating to Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by the Transaction Agreements; (vi) any action or omission by Seller which reduces or impairs the rights of Buyer with respect to any Purchased Receivable or other Collateral or the value of any such Purchased Receivable or other Collateral; (vii) the commingling at any time of collections in respect of Purchased Receivables in the Collection Accounts with other funds; (viii) any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Money Laundering Law, Anti- Corruption Law or Sanctions against, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party as a result of any action of Seller or its Affiliates; or (ix) any amounts paid by Agent pursuant to Paragraph 6 of any Control Agreement (or for which the Depositary has demanded payment by Agent) and any other costs incurred by Agent in connection with Seller’s or Agent’s obligations to Depositary under the Control Agreement (other than those for which Agent would not be entitled to reimbursement or indemnity if they were incurred under this Framework Agreement); provided, that notwithstanding the foregoing, in no event shall Seller be liable hereunder to any Indemnified Party or any other Person for (A) any special, indirect, consequential or punitive damages, even if Seller has been advised of the likelihood of such loss or damage and regardless of the form of action or (B) Claims to the extent arising from any Indemnified Party’s breach in bad faith of any Transaction Agreement, gross negligence or willful misconduct. (d) Approvals and Filings. Except as would not (or would not reasonably be expected to) materially and adversely affect the entitlement and/or ability to receive and/or to recover and/or enforce and/or collect payment of the full amount of the Eligible Receivables, Seller shall maintain such Permits and make such filings, registrations and submissions as are necessary or advisable for the performance of its obligations under the Contracts relating to the Eligible Receivables. (e) Books and Records. Seller shall keep all its books, records and documents evidencing or relating to the Eligible Receivables in accordance with its practice and procedures from time to time. Seller shall, but only upon Agent’s reasonable request in advance of the same, during normal business hours at reasonably accessible offices in the continental United States designated by Seller, and subject to Seller’s normal security and confidentiality

17 procedures, permit Agent or any of its agents or representatives to examine and make copies of and abstracts from the records, books of account and documents (including computer tapes and disks) of Seller, visit the properties of Seller for the purpose of examining or obtaining access to such records, books of account and documents, and discuss the affairs, finances and accounts of Seller relating to the Eligible Receivables with any of its officers, and Seller shall be obligated to reimburse Agent for the costs and expenses of one such examination during the Facility Term and for any such examination if an Event of Default shall have occurred and be continuing unless there is no outstanding Transaction and all amounts payable to the Agent and Buyers under the Transaction Agreements have been paid in full. (f) No Sales, Liens. Seller (i) shall not sell, assign or grant any Security Interest on or otherwise encumber any Purchased Receivable or any Contract under which such Purchased Receivable arises except as expressly contemplated by the Transaction Agreements and the JPM Letter Agreement, (ii) shall not permit any Security Interest to exist on or with respect to, any such Purchased Receivable or related Contract except as expressly contemplated by the Transaction Agreements and the JPM Letter Agreement, and (iii) will defend the right, title and interest of the Buyers in, to and under any of the foregoing. (g) No Waivers, Amendments. Except to the extent arising in the ordinary course of business and except as required by Section 5.3(h), Seller shall not (x) cancel, terminate, amend, modify or waive any term or condition of any Contract governing any Purchased Receivable (including reducing the amount of such Purchased Receivable) or (y) take any other action that, in each case, may materially and adversely affect any entitlement and/or ability to receive and/or recover and/or enforce and/or collect payment in full of the full amount of any Purchased Receivable, or otherwise prejudice any Buyer’s interest in any Purchased Receivable in any material respect. (h) Ordinary Course. Seller shall in all material respects follow its credit and collection procedures with respect to the Purchased Receivables in accordance with its ordinary course of dealing as in effect from time to time without regard to the Transactions contemplated hereby, and shall use the same standards it would follow with respect to Eligible Receivables which are owned by Seller. (i) Notice of Certain Events. Seller shall provide Agent with prompt notice upon becoming aware of (i) any Potential Event of Default or Event of Default or (ii) the Insolvency of any Eligible Obligor. (j) Changes in Credit and Collection Procedures. Seller shall provide Agent with prompt notice, and in all instances at least sixty (60) days prior to the effectiveness of any material change in or material amendment to the credit and collection procedures (other than any such change or amendment required by applicable Law, in which case Seller shall provide notice to Agent of such change or amendment as promptly as practicable), a copy of the credit and collection procedures then in effect and a notice indicating such proposed change or amendment. (k) Information Required by Governmental Authorities. Subject to applicable Laws prohibiting or limiting such disclosure or provision of such information, documents, records or reports, Seller shall provide each Buyer promptly, from time to time upon request,

18 such information, documents, records or reports relating to the Purchased Receivables or Seller as such Buyer (or its assigns) may be required by a Governmental Authority to obtain; provided, that each such Buyer shall use commercially reasonable efforts to maintain the confidentiality of such information, documents, records or reports to the extent consistent with applicable Law, Seller’s normal privacy and confidentiality procedures. (l) Accounting. Seller shall comply in all material respects with all required accounting and Tax disclosures related to the Transactions in accordance with GAAP and applicable Law. (m) Changes Concerning Seller. Seller will not change its (i) jurisdiction of organization, (ii) name, (iii) identity or structure (within the meaning of Article 9 of the UCC), unless it shall have notified Agent of the same and delivered to Agent all financing statement amendments and other documents necessary to maintain the perfection of the Security Interests granted by Seller under the Transaction Agreements in connection with such change or relocation. (n) Compliance. Seller will not directly or indirectly use, will not permit any other Seller Entity to directly or indirectly use, and will not permit any of its or their respective directors, officers, employees or agents to directly or, to Seller’s knowledge, indirectly use, the proceeds of any Transaction (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Money Laundering Laws or Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any other manner that would result in the violation of any Sanctions by any Person. Seller will maintain in effect policies and procedures designed to promote compliance by Seller, its Subsidiaries, and their respective directors, officers, employees, and agents with Anti-Money Laundering Laws, Anti-Corruption Laws and applicable Sanctions. 5.4 Collection Accounts. (a) Payments to Collection Accounts. Unless and until the Facility Term has expired and all amounts then owing by Seller under the Transaction Agreements have been paid and full: (i) Seller shall direct each applicable Obligor to make, and shall use commercially reasonable efforts to ensure that each applicable Obligor continues to make, all payments relating to any Eligible Obligor Receivables of such Obligor directly into the applicable Obligor Collection Account; (ii) if any payments by any applicable Obligors in connection with any Purchased Receivables are received by Seller or any Affiliate thereof in any account (other than the applicable Obligor Collection Account) or otherwise, Seller shall cause such payment to be promptly (and, in any event, within two Business Days of Seller’s discovery of the receipt thereof) deposited into the applicable Obligor Collection Account; and

19 (iii) to the extent any Related Right is not assigned hereunder due to any contractual restrictions and Seller or any Affiliate thereof receives any payment thereunder relating to any such Receivable referred to clause (i) of this Section 5.4(a), Seller shall cause such payment to be promptly (and, in any event, within two Business Days of receipt and identification thereof) deposited into the applicable Obligor Collection Account. For the avoidance of doubt, the obligations of Seller under this Section 5.4(a) shall be absolute and unconditional, irrespective of any limitation imposed upon Seller or any Affiliates thereof on distributions from any other account into which a payment on such a Receivable is made. (b) Distributions from Collection Accounts. Notwithstanding the provisions of the foregoing Section 5.4(a), so long as no Specified Event of Default has occurred and is continuing, Seller shall have the right to withdraw, distribute or otherwise transfer any funds held or received in or paid into each Collection Account to other accounts maintained by Seller or its Affiliates, including by way of an automatic daily transfer implemented by the Depositary. If a Specified Event of Default has occurred and is continuing, then (i) all such rights of Seller with respect to such Collection Accounts shall be suspended and (ii) following Agent’s delivery of a Shifting Control Notice with respect to any Collection Account pursuant to the terms of the applicable Control Agreement, Agent shall be entitled to distribute (or instruct the Depositary to distribute) funds held in such Collection Account in accordance with, and subject to the terms of, the Security Agreement (including Section 2.04 thereof) until all amounts then due and payable by Seller under the Transaction Agreements have been paid in full. (c) Monsanto Receivables. Agent and Buyers acknowledge that Seller acts as servicer with respect to certain Receivables of Eligible Obligors originated and owned by Monsanto Company (“Monsanto Receivables”) pursuant to the Monsanto Agreement, and that in addition to depositing payments in respect of Receivables originated by Seller, certain Eligible Obligors will be depositing amounts into the applicable Collection Accounts representing payments in respect of such Monsanto Receivables (such amounts, “Monsanto Collections”). Agent and Buyers further acknowledge and agree that they shall not, under any circumstances, have or acquire any right or interest in any Monsanto Receivables under the Transaction Agreements, and that any distributions by Agent of funds from any Collection Account following delivery of Shifting Control Notice with respect thereto shall be subject to the provisions of Section 2.04 of the Security Agreement. 6. Agent. 6.1 Appointment and Authority. (a) Each of the Buyers hereby irrevocably appoints Rabobank to act on its behalf as Agent hereunder and under the other Transaction Agreements and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof (including the power to execute and deliver Confirmations on behalf of such Buyer in accordance with Article IV of this Framework Agreement and the Master Repurchase Agreement), together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VI are solely for the benefit of Agent, and neither Seller nor Guarantor shall have rights as a third party beneficiary of any of such provisions.

20 (b) Each of the Buyers hereby irrevocably appoints and authorizes Agent to act as the agent of such Buyer for purposes of acquiring, holding and enforcing any and all Security Interests in Collateral granted by Seller pursuant to the Transaction Agreements, including the filing in Agent’s name of any financing statements on behalf of Buyers, together with such powers and discretion as are reasonably incidental thereto. Each Buyer hereby authorizes Agent to exercise any rights and remedies on its behalf hereunder or under the other Transaction Agreements in respect of such Security Interests. (c) Agent hereby agrees that it will promptly deliver to each Buyer copies of each Confirmation and Portfolio Schedule and any notices or written information received by Agent from Seller or Guarantor in connection with any Transaction Agreement (other than the Side Letter). 6.2 Rights as a Buyer. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Buyer as any other Buyer and may exercise the same as though it were not Agent and the term “Buyer” or “Buyers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Seller, Guarantor or any of their Affiliates as if such Person were not Agent hereunder and without any duty to account therefor to the Buyers. 6.3 Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Agreements. Without limiting the generality of the foregoing, Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers; and (iii) shall not, except as expressly set forth herein or in the other Transaction Agreements, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Seller, Guarantor or any of their Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. Agent shall be deemed not to have knowledge of any Event of Default unless and until notice describing such Event of Default as such is given to Agent by Seller, Guarantor or a Buyer. Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Framework Agreement or any other Transaction Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or

21 therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Framework Agreement, any other Transaction Agreement or any other agreement, instrument or document, (v) the value or the sufficiency of the Purchased Securities or any other Collateral or (vi) the satisfaction of any condition set forth in Article III, Section 4.3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent. 6.4 Reliance by Agent. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. 6.5 Delegation of Duties. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Agreement by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Agent and any such sub-agent. 6.6 Resignation and Replacement of Agent. If at any time Agent determines in good faith that it is no longer reasonably capable of performing, or is prohibited under applicable Law from performing, its duties as Agent under the applicable Transaction Agreements, then Agent may give notice of its resignation to the Buyers and Seller, to be effective upon the appointment of a successor Agent. Upon receipt of any such notice of resignation, the Required Buyers shall have the right, in consultation with Seller, to appoint a successor, which shall be (i) a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and (ii) either a Buyer or any other Person reasonably acceptable to Seller. If no such successor shall have been so appointed by the Required Buyers and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the Agent may, on behalf of the Buyers, appoint a successor Agent meeting the qualifications set forth above; provided, that if the Agent notifies Seller and the Buyers that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Agreements (except that in the case of any Collateral held by the Agent on behalf of the Buyers under any of the Transaction Agreements, the retiring Agent shall continue to hold such Collateral until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Buyer directly, until such time as the Required Buyers appoint a successor Agent as provided for above in this Section 6.6. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder

22 or under the other Transaction Agreements (if not already discharged therefrom as provided above in this Section 6.6). The fees payable by Seller to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Seller and such successor. After the retiring Agent’s resignation hereunder and under the other Transaction Agreements, the provisions of this Article VI and Section 5.3(c) shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent. In connection with any resignation of the Agent, Seller, the retiring Agent and the successor Agent may, and are hereby authorized by the Buyers to, effect such amendments to this Framework Agreement and the other Transaction Agreements as may be necessary or appropriate to give effect to the resignation of the retiring Agent and the succession of the successor Agent. 6.7 Non-Reliance on Agent and Other Buyers. Each Buyer acknowledges that it has, independently and without reliance upon Agent or any other Buyer or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Framework Agreement and the other Transaction Agreements. Each Buyer also acknowledges that it will, independently and without reliance upon Agent or any other Buyer or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Framework Agreement, any other Transaction Agreement or any related agreement or any document furnished hereunder or thereunder. 6.8 Agent May File Proofs of Claim. In case of the pendency of any proceeding under any bankruptcy or insolvency Law or any other judicial proceeding relative to Seller or Guarantor, Agent shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of any amounts that are owing by Seller or Guarantor under any Transaction Agreement and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Buyers and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Buyers, Agent and their respective agents and counsel and all other amounts due to the Buyers and Agent under any Transaction Agreement) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Buyer to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Buyers, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their respective agents and counsel, and any other amounts due to Agent hereunder or under any Transaction Agreement.

23 Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Buyer any plan of reorganization, arrangement, adjustment or composition affecting the obligations of Seller or Guarantor under any Transaction Agreement or the rights of any Buyer or to authorize Agent to vote in respect of the claim of any Buyer in any such proceeding. 6.9 Withholding Tax. To the extent required by any applicable Law, Agent may withhold from any payment to any Buyer an amount equal to any applicable withholding Tax; provided, that Agent shall ensure that the withholding does not exceed the minimum amount legally required and Agent shall pay the amount withheld to the relevant Governmental Authority in accordance with applicable law. If the IRS or any other authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold Tax from any amount paid to or for the account of any Buyer for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Buyer failed to notify Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Buyer shall indemnify and hold harmless Agent (to the extent that Agent has not already been reimbursed by Seller or Guarantor and without limiting or expanding the obligation of Seller or Guarantor to do so) for all amounts paid, directly or indirectly, by Agent as Tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all reasonable expenses incurred, including legal expenses and any out-of- pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that Buyer shall not be required to indemnify Agent for penalties, addition to Tax or interest thereon, or any expenses incurred, to the extent the failure to withhold results from Agent’s gross negligence or willful misconduct. A certificate as to the amount of such payment or liability delivered to any Buyer by Agent shall be conclusive absent manifest error. Each Buyer hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Buyer under this Framework Agreement or any other Transaction Agreement against any amount due to Agent under this Article VI. The agreements in this Article VI shall survive any assignment of rights by, or the replacement of, a Buyer, the expiration of the Facility Term and the repayment, satisfaction or discharge of all obligations under this Framework Agreement and the other Transaction Agreements. Unless required by applicable Laws, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Buyer any refund of Taxes withheld or deducted from funds paid for the account of such Buyer. 7. Payment To Agent; Several Obligations And Certain Calculations. 7.1 Payments to Agent. Notwithstanding anything to the contrary contained herein, all amounts payable to any Buyer in connection with any Transaction shall be paid to Agent, and Agent shall distribute such payments to the Buyers in accordance with Section 4.4. As between Seller and the Buyers, any payment of such amounts to Agent shall be treated as payments to the Buyers and neither Seller nor Guarantor shall have any liability for the failure of Agent to comply with the preceding sentence. 7.2 Several Obligations. The obligations of the Buyers hereunder are several, and no Buyer shall have any obligation or liability for the failure of any other Buyer to perform its obligations hereunder.

24 7.3 Certain Calculations. Agent shall calculate the Individual Participation Percentages, Individual Participation Amounts, Individual Funded Percentages, Funded Purchase Prices, Funding Amounts, Distribution Amounts, Individual Buyer Balances, Aggregate Buyer Balances, Seasonal Commitment Amounts, Individual Committed Limits, Individual Funding Limits, the amounts of any fees payable under the Fee Letter or the Side Letter and all other amounts to be calculated under the Transaction Agreements, as well as any adjustments thereto, which calculations shall be conclusive absent manifest error. Upon the reasonable request of Seller, any Buyer or Guarantor for any such calculations, Agent shall promptly provide such calculations to such Person. 8. [Reserved]. 9. Miscellaneous. Except as otherwise expressly set forth in a Transaction Agreement, the following will apply to all Transaction Agreements: 9.1 Further Assurances. Seller agrees that from time to time it will promptly execute and deliver such other documents and instruments, all instruments and documents, and take all further action that Agent may reasonably request, to carry out the purpose and intent of the Transaction Agreements, including in order to perfect, protect or more fully evidence each Buyer’s interest in the Purchased Receivables and any proceeds thereof. 9.2 Expenses. Seller shall, on demand, pay all reasonably incurred costs, liabilities, losses, damages and expenses (including reasonable and documented legal fees and expenses) incurred or suffered by Agent and each Buyer in connection with (x) the negotiation, preparation, execution and delivery of this Framework Agreement, the other Transaction Agreements and any related documents, (y) the consummation of the transactions contemplated hereby or thereby or (z) the occurrence of an Event of Default or the exercise of any remedies under the Transaction Agreements in connection therewith. 9.3 Entire Agreement. This Framework Agreement, together with the other Transaction Agreements, constitutes the entire agreement between the Parties and supersedes all prior oral and written negotiations, communications, discussions, and correspondence pertaining to the subject matter of the Transaction Agreements (other than, with respect to reimbursement of expenses, the Engagement Letter). 9.4 Order of Precedence. If there is a conflict between this Framework Agreement and any other Transaction Agreement, this Framework Agreement will control unless the conflicting provision of the other Transaction Agreement specifically references the provision of this Framework Agreement to be superseded. 9.5 Amendments and Waivers. No amendment, supplement, modification or waiver of any provision of this Framework Agreement or any other Transaction Agreement, and no consent to any departure by the Seller or Guarantor therefrom, shall be effective unless in writing signed by the Required Buyers and the Seller and/or Guarantor, as the case may be, and

25 acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver and no such amendment, supplement or modification shall: (i) increase the amount or extend the expiration date of any commitment of any Buyer to participate in any Transaction (including any amendment that increases any Buyer’s “Individual Committed Limit”, “Individual Funding Limit” or “Individual Participation Amount”), in each case, without the written consent of each Buyer adversely affected thereby; (ii) either (A) amend the definitions of “Funding Amount”, “Distribution Amount”, “Eligible Obligor”, “Eligible Obligor Limit”, or “Eligibility Criteria”, except for any amendment to any such definition (x) to correct any scrivener error(s), (y) to clarify the meaning of any such definition or (z) that otherwise has a de minimis effect on the substance of any such definition or (B) amend any other provision of any Transaction Agreement that could increase the amount advanced against any Transaction Portfolio without the consent of each Buyer adversely affected thereby; (iii) reduce or forgive any portion of the Repurchase Price of or extend the scheduled Repurchase Date of any Transaction, reduce the stated rate of any interest or fee payable under any Transaction Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Buyers)) or extend the scheduled date of any payment thereof, in each case, without the written consent of each Buyer adversely affected thereby; (iv) amend, modify or waive any provision of this Framework Agreement in a manner that would alter the pro rata sharing of payments required hereunder, without the written consent of each Buyer; (v) change the voting rights of the Buyers under this Section 9.5 or the definition of the term “Required Buyers” or any other provision hereof specifying the number or percentage of the Buyers required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Buyer; or (vi) release all or a material portion of the Collateral granted under the Master Repurchase Agreement or the Security Agreement (respectively) without the written consent of each Buyer, in each case, other than in accordance with, or connection with a disposition permitted under, the Transaction Agreements; and (vii) amend, modify or waive any provision Article VI of this Framework Agreement or any other provision of any Transaction Agreement that would adversely affect the Agent without the written consent of the Agent.

26 9.6 Binding Effect. The Transaction Agreements will be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns. 9.7 Assignment. Except as provided in this Framework Agreement or any other Transaction Agreement, neither this Framework Agreement nor any other Transaction Agreement, respectively, may be assigned or otherwise transferred, nor may any right or obligation hereunder or under another Transaction Agreement be assigned or transferred by any Party without the consent of the other Parties. Any permitted assignee shall assume all obligations of its assignor under this Framework Agreement; provided, that in the event of any assignment by a Defaulting Buyer required pursuant to Section 4.5(b) or of a Reducing Buyer required pursuant to Section 4.6(c), any indemnity obligations owed to or by such Defaulting Buyer or Reducing Buyer under the Transaction Agreements shall survive such assignment. This Framework Agreement is binding upon the permitted successors and assigns of the Parties. Any attempted assignment not in accordance with this Section 9.7 shall be void. 9.8 Notices. All notices, requests, demands, and other communications required or permitted to be given under any of the Transaction Agreements to any Party must be in writing delivered to the applicable Party at the following address: If to Rabobank or Agent: Coöperatieve Rabobank, U.A., New York Branch 245 Park Avenue New York, New York 10167 Attention: Thomas McNamara E-Mail: TMTeam@rabobank.com With copy to: Coöperatieve Rabobank, U.A., New York Branch 245 Park Avenue New York, New York 10167 Attention: SecMo E-Mail: SecMo@rabobank.com If to SMBC: Sumitomo Mitsui Banking Corporation, New York Branch 277 Park Avenue, 4th Floor New York, NY 10172 Attention: Ethan Sharker; Mari Richardson E-mail: ethan_sharker@smbcgroup.com; mari_richardson@smbcgroup.com

27 With copy to: Sumitomo Mitsui Banking Corporation, New York Branch 277 Park Avenue, 4th Floor New York, NY 10172 Attention: USNE Agency Closing; Taoheed Agbabiaka; Susan Feng E-mail: USNEAgencyClosing@smbcgroup.com; GTFDMiddleOffice@smbcgroup.com; Taoheed_agbabiaka@smbcgroup.com; susan_feng@smbcgroup.com If to Seller: The Scotts Company LLC 14111 Scottslawn Road Marysville, Ohio 43041 Attention: Treasurer E-mail treasury.department@scotts.com With a copy to: The Scotts Company LLC 14111 Scottslawn Road Marysville, Ohio 43041 Attention: General Counsel E-mail contractnotice@scotts.com or to such other address as such Party may designate by written notice to each other Party. Each notice, request, demand, or other communication will be deemed given and effective, as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by first-class U.S. Mail, postage prepaid, upon the earlier to occur of receipt or three days after deposit in the U.S. Mail; (iii) if sent by a recognized prepaid overnight courier service, one Business Day after the date it is given to such service; (iv) if sent by facsimile, upon receipt of confirmation of successful transmission by the facsimile machine; and (iv) if sent by e-mail, upon acknowledgement of receipt by the recipient. 9.9 GOVERNING LAW. THIS FRAMEWORK AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

28 9.10 Jurisdiction. Each Party hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Framework Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the state of New York located in the Borough of Manhattan in the City of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth in Section 9.8 or at such other address which has been designated in accordance therewith; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction. 9.11 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO ANY OF THE TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION AGREEMENTS, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE PREVIOUS SENTENCE, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF ANY PORTION OF ANY TRANSACTION AGREEMENTS. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT, OR MODIFICATION TO ANY OF THE TRANSACTION AGREEMENTS. 9.12 Severability. If any provision of a Transaction Agreement is held by a court of competent jurisdiction to be invalid, unenforceable, or void, that provision will be enforced to the fullest extent permitted by applicable Law, and the remainder of the applicable Transaction Agreement will remain in full force and effect. If the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that that court deems enforceable, then that court will reduce the time period or scope to the maximum time period or scope permitted by Law.

29 9.13 Survival. The provisions of Section 5.3(c), Article VI, Article VII and this Article IX shall survive any termination or expiration of this Framework Agreement and any of the other Transaction Agreements. 9.14 Counterparts. The Transaction Agreements and any document related to the Transaction Agreements may be executed by the Parties on any number of separate counterparts, by facsimile or email, and all of those counterparts taken together will be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“.pdf”) signature page will constitute an original for the purposes of this Section 9.14. 9.15 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Buyer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off any obligations at any time owing by such Buyer to or for the credit or the account of the Seller or Guarantor (other than obligations of such Buyer arising under the Transaction Agreements) against any and all of the obligations of the Seller or Guarantor now or hereafter existing under this Framework Agreement or any other Transaction Agreement to such Buyer, irrespective of whether or not such Buyer shall have made any demand under this Framework Agreement or any other Transaction Agreement and although such obligations of the Seller or Guarantor may be contingent or unmatured. The rights of each Buyer under this Section 9.15 are in addition to other rights and remedies (including other rights of setoff) that such Buyer may have. Each Buyer agrees to notify the Seller and the Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. 9.16 Acknowledgment and Consent to Bail-In. Notwithstanding any other term of any Transaction Agreement or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Transaction Agreements may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability, (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it and (iii) a cancellation of any such liability; and (b) a variation of any term of any Transaction Agreement to the extent necessary to give effect to any Bail-In Action in relation to any such liability. [SIGNATURE PAGES FOLLOW]

[Signature Page to Master Framework Agreement] IN WITNESS WHEREOF, the Parties have executed this Master Framework Agreement as of the date first written above. Buyer and Agent: Coöperatieve Rabobank, U.A., New York Branch By: /s/ THOMAS MCNAMARA Name: Thomas McNamara Title: Vice President By: /s/ THOMAS GIUNTINI Name: Thomas Giuntini Title: Executive Director [SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Master Framework Agreement] IN WITNESS WHEREOF, the Parties have executed this Master Framework Agreement as of the date first written above. Buyer: Sumitomo Mitsui Banking Corporation, New York Branch By: /s/ YUJI KAWASAKI Name: Yuji Kawasaki Title: Director, Global Trade Finance Dept [SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Master Framework Agreement] IN WITNESS WHEREOF, the Parties have executed this Master Framework Agreement as of the date first written above. Seller: The Scotts Company, LLC By: /s/ JAMES A. SCHROEDER Name: James A. Schroeder Title: Vice President and Treasurer

Schedule 1 to Master Framework Agreement SCHEDULE 1 DEFINITIONS As used in the Transaction Agreements, the following terms have the following meanings unless otherwise defined in any Transaction Agreement: “Action” means any suit in equity, action at law or other judicial or administrative proceeding conducted or presided over by any Governmental Authority. “Administrative Agent” has the meaning set forth in the definition of Credit Agreement. “Affiliate” of a Party means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that Party. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. “Agent” has the meaning set forth in the Preamble. “Aggregate Buyer Balance” means, as of any time of determination, the sum of the Individual Buyer Balances of each Buyer as of such time. “Aggregate Funding Limit” means, as of any date of determination with respect to any Transaction or proposed Transaction, (x) the sum of the applicable Individual Funding Limits for each of the Buyers as of such date of determination plus (y) the sum of the Individual Committed Limits for each Buyer (if any) that is a Reducing Buyer as of such date of determination. “Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and the rules and regulations promulgated thereunder, and all other laws, rules, and regulations of any jurisdiction applicable to Seller or any of its Subsidiaries concerning or relating to bribery or corruption. “Anti-Money Laundering Laws” means any Laws of the United States, the United Nations, the United Kingdom, the European Union or the Netherlands relating to terrorism financing or money laundering, including the Money Laundering Control Act of 1986, the Bank Secrecy Act, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (22 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (aka, the Patriot Act), any rules or regulations promulgated pursuant to or under the authority of any of the foregoing, and

Schedule 1 to Master Framework Agreement corresponding laws of the jurisdictions in which Seller or any of its Subsidiaries operates or in which Seller or any of its Subsidiaries will use the proceeds of any Transactions. “Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means, in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing Laws as described in the EU Bail-In Legislation Schedule from time to time. “Bankruptcy” means, with respect to any Person, that such Person (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing in a judicial, regulatory or administrative proceeding or filing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency Law or other similar Law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (ii) is not dismissed, discharged, stayed or restrained in each case within sixty calendar days of the institution or presentation thereof; (e) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or similar official for it or for all or substantially all of its assets; (g) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets which results in the entry of an order for any such relief, and such secured party maintains possession, or any such order for relief is not dismissed, discharged, stayed or restrained, in each case within sixty calendar days following the taking of such possession or entry of such order (as applicable); or (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (g) (inclusive). “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York City are permitted or required by applicable Law or regulation to remain closed. “Buyer” has the meaning set forth in the Preamble. “Change of Control” means with respect to any Person, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than one or more members of the Control Group, of voting equity securities representing more than 50% of the aggregate ordinary voting power

Schedule 1 to Master Framework Agreement represented by the issued and outstanding voting equity securities of such Person; provided, that the failure of Seller to remain a direct or indirect wholly-owned Subsidiary of Guarantor shall also constitute a Change of Control with respect to Seller. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means, collectively, (i) the “Collateral” as such term is defined in the Master Repurchase Agreement and (ii) the “Collateral” as such term is defined in the Security Agreement. “Collection Account” means any of (i) the Collection Account (Wal-Mart), (ii) the Collection Account (Home Depot) and (iii) the Collection Account (Lowe’s). “Collection Account (Wal-Mart)” has the meaning set forth in the Security Agreement. “Collection Account (Home Depot)” has the meaning set forth in the Security Agreement. “Collection Account (Lowe’s)” has the meaning set forth in the Security Agreement. “Confirmation” has the meaning set forth in the Master Repurchase Agreement. “Contract” means a contract between Seller and an Obligor governing the terms and conditions pursuant to which Goods are sold or services are rendered by Seller to such Obligor and a Receivable arises. “Control Agreements” means each Blocked Account Control Agreement (“Shifting Control”) dated as of the Effective Date, by and among Seller, Agent and Depositary with respect to each of the respective Collection Accounts. “Control Group” means the Hagedorn Partnership, L.P., the general partners of the Hagedorn Partnership, L.P. and, in the case of such individuals, their respective executors, administrators and heirs and their families and trusts for their benefit. “Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of October 29, 2015, among Guarantor, Seller and certain of their Affiliates, as Borrowers, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (together with any successor, the “Administrative Agent”) thereunder (as such agreement may be amended, restated or otherwise modified from time to time). “Credit Agreement Documents” means, collectively, the Credit Agreement and the Credit Facility Security Agreement. “Credit Facility Security Agreement” means that certain Fourth Amended and Restated Guarantee and Collateral Agreement dated as of October 29, 2015, made by Guarantor, Seller and certain other subsidiaries of Guarantor in favor of JPMorgan Chase Bank, N. A., as Administrative Agent (as amended, restated, supplemented or modified from time to time).

Schedule 1 to Master Framework Agreement “Defaulted Obligor” has the meaning set forth in the definition of Eligible Obligor. “Defaulting Buyer” has the meaning set forth in Section 4.5. “Depositary” means JPMorgan Chase Bank, N.A. “Direct Taxes” means sales, use, excise, gross receipts, fuel, value added, export/import, acquisition, transfer and similar Taxes, or any inspection fees, environmental fees and similar amounts imposed on or with respect to any Eligible Receivable or any Contracts related thereto. “Distribution Amount” means, collectively, for any Buyer (without duplication), (a) with respect to any expiring Transaction, an amount equal to the product of (x) the amount of Funded Repurchase Price paid by Seller with respect to such Transaction which is attributable to payments of Price Differential multiplied by (y) such Buyer’s Individual Funded Percentage in connection with such expiring Transaction immediately prior to the applicable Repurchase Date; (b) with respect to any Transaction expiring on a Repurchase Date that does not coincide with the Purchase Date for a subsequent Transaction, an amount equal to the product of (x) any Funded Repurchase Price paid by Seller in connection with such expiring Transaction multiplied by (y) such Buyer’s Individual Funded Percentage in connection with such expiring Transaction immediately prior to the applicable Repurchase Date; and (c) with respect to any Transaction expiring on a Repurchase Date that coincides with the Purchase Date for a subsequent Transaction, an amount equal to such Buyer’s Individual Funding Reduction Amount (if any) with respect to such subsequent Transaction, subject to Section 4.4(c). “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “Eligibility Criteria” means the criteria set forth in Part 2 of Schedule 3. “Eligible Obligor” means, as of any date, an Obligor listed on Part 1 of Schedule 3 hereto as of such date; provided that any such Obligor which is Insolvent or a Related Obligor of which is Insolvent shall cease to be an Eligible Obligor from and after the date on which such Obligor (or Related Obligor) becomes Insolvent (thereafter, a “Defaulted Obligor”). “Eligible Obligor Limit” means, with respect to each Eligible Obligor Group as of any date of determination, the “Group Limit” for such Eligible Obligor Group set forth in the table on Part 1 of Schedule 3; “Eligible Obligor Receivable” means a Receivable originated by Seller and owing by an Obligor listed in Part 1 of Schedule 3 to this Framework Agreement.

Schedule 1 to Master Framework Agreement “Eligible Receivable” means, for purposes of any Transaction, a Receivable that meets all of the Eligibility Criteria in connection with such Transaction. “Eligible Receivables Portfolio” means, with respect to any outstanding or proposed Transaction, all Receivables originated by Seller prior to the date on which the Transaction Notice for such Transaction is delivered by Seller to Agent (including Receivables subject to an outstanding Transaction) which are Eligible Receivables as of the date on which such Transaction Notice is delivered and are expected to remain Eligible Receivables as of the applicable Purchase Date. “Engagement Letter” means that certain Engagement Letter dated February 14, 2017, between Rabobank and Guarantor. “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor Person) from time to time. “Event of Default” means any of the following: (a) Seller or Guarantor shall have failed to pay any Repurchase Price in respect of any Transaction (other than the portion thereof attributable to Price Differential) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of one (1) or more Business Days; (b) Seller or Guarantor shall have failed to pay any portion of Repurchase Price attributable to Price Differential, any fee required to be paid under the Fee Letter or the Side Letter, any amount required to be refunded pursuant to Section 4.2(b) hereof, or any other amounts owing under any Transaction Agreement (other than amounts specified in clause (a) of this definition), in each case, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) or more Business Days; (c) Seller or Guarantor shall fail to observe or perform any covenant or agreement set forth in Sections 5.3(f ) or 5.3(i) of this Framework Agreement. (d) Seller or Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Framework Agreement or any other Transaction Agreement (excluding any covenants, conditions or agreements specified in clauses (a), (b) or (c) of this definition) and such failure shall continue unremedied for a period of thirty (30) or more days; (e) any representation or warranty made or deemed made by or on behalf of Seller or Guarantor in or in connection with this Framework Agreement or any other Transaction Agreement shall prove to have been incorrect in any material respect when made or deemed made (excluding the representations or warranties set forth in Section 5.2 of this Framework Agreement unless the failure of such representations and warranties would, individually or in the aggregate, have a Material Adverse Effect), and such failure to be correct shall continue unremedied for a period of thirty (30) or more days;

Schedule 1 to Master Framework Agreement (f) Agent shall cease to have a perfected Security Interest in any Collateral granted by Seller pursuant to the Master Repurchase Agreement or the Security Agreement, except to the extent released in accordance with, or in connection with a disposition permitted under, the Transaction Agreements; (g) Seller or Guarantor shall become Insolvent; (h) one or more judgments for the payment of money in an aggregate amount (to the extent not covered by insurance) in excess of $100,000,000 shall be rendered against Seller, Guarantor, any Subsidiaries of Guarantor or any combination thereof, and the same shall remain undischarged for a period of 60 or more consecutive days during which execution shall not be effectively stayed, vacated or bonded pending appeal; (i) the Guaranty, the Security Agreement or any Control Agreement shall cease to be in full force and effect, or its validity or enforceability shall be disputed by Seller or Guarantor; (j) a Change of Control shall occur with respect to Seller or Guarantor; or (k) an “Event of Default” shall occur and be continuing under the Credit Agreement. “Face Amount” means, with respect to any Receivable at any given time, the gross amount (if any) outstanding in respect of such Receivable at such time. “Facility Expiration Date” means the Scheduled Facility Expiration Date; provided, that (i) the Facility Expiration Date shall be deemed to have occurred on the first date (if any) upon which Seller or Guarantor becomes Insolvent, (ii) on any Business Day during which an Event of Default has occurred and is continuing, Agent may deliver a written notice to Seller and each Buyer terminating the Facility Term, in which case the Facility Expiration Date shall be deemed to occur on the date of such delivery, (iii) on any Business Day during the Facility Term, Seller may deliver a written notice to Agent terminating the Facility Term effective as of the first Weekly Date to occur that is at least three (3) Business Days following the date of such delivery and (iv) if all Buyers hereunder have become Reducing Buyers as of any date, Agent may deliver to Seller and each Buyer a written notice terminating the Facility Term effective as of the later of (x) the first Weekly Date following the delivery of such written notice and (y) the first Weekly Date occurring on or after the expiration of the Seasonal Commitment Period. “Facility Term” means the period beginning on the Effective Date and ending on the Facility Expiration Date. “Fee Letter” means that certain Fee Letter Agreement dated as of the Effective Date, by and between Seller, Agent and the Buyers. “Framework Agreement” has the meaning set forth in the Preamble.

Schedule 1 to Master Framework Agreement “Funded Purchase Price” means, with respect to any Transaction entered into (or proposed to be entered into) on any Purchase Date, the excess of (a) the Purchase Price for such Transaction over (b) the amount of Repurchase Price under any Transaction whose Repurchase Date coincides with such Purchase Date which is netted against such Purchase Price in accordance with Paragraph 12 of the Master Repurchase Agreement (any such netting being subject to Paragraph 12 of Annex I to the Master Repurchase Agreement). “Funded Repurchase Price” means, with respect to any Transaction expiring on any Repurchase Date, the excess of (a) the Repurchase Price for such Transaction over (b) the amount of any Purchase Price under any other Transaction whose Purchase Date coincides with such Repurchase Date which is netted against such Repurchase Price in accordance with Paragraph 12 of the Master Repurchase Agreement (any such netting being subject to Paragraph 12 of Annex I to the Master Repurchase Agreement). “Funding Amount” means, with respect to any Buyer in connection with any Transaction, an amount equal to the excess, if any of (x) such Buyer’s Individual Participation Amount in connection with such Transaction as of the applicable Purchase Date over (y) such Buyer’s Individual Buyer Balance immediately prior to such Purchase Date. “Funding Conditions” has the meaning set forth in Section 4.3(a). “Funding Notice” has the meaning set forth in Section 4.2(a). “GAAP” means generally accepted accounting principles as applied in the United States. “Goods” means any products or any other goods that are the subject of any of the Contracts and that give rise to any Receivables. “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank). “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Guarantor” means The Scotts Miracle-Gro Company, an Ohio corporation. “Guaranty” means that certain Guaranty, dated as of the Effective Date, executed by Guarantor in favor of Agent and the Buyers. “Individual Buyer Balance” means, for any Buyer as of any time of determination, the excess, if any, of (x) the aggregate Funding Amounts funded by such Buyer and applied to Funded

Schedule 1 to Master Framework Agreement Purchase Price over (y) the aggregate Distribution Amounts allocated to such Buyer with respect to Funded Repurchase Price received by Agent (excluding Distribution Amounts referred to in clause (a) of the definition thereof) in connection with the outstanding Transaction (if any) and all prior Transactions as of such time of determination, subject to transfer or adjustment in accordance with the terms hereof. “Individual Committed Limit” means, with respect to any Buyer, (i) as of any date of determination occurring during the Seasonal Commitment Period, the “Committed Limit” for such Buyer set forth in Schedule 4 to this Framework Agreement for such Buyer, subject to transfer or adjustment in accordance with the terms hereof; provided, that, upon any reduction of the Seasonal Commitment Amount pursuant to the proviso to clause (i) of the definition thereof, the “Committed Limit” of each Buyer set forth in Schedule 4 to this Framework Agreement shall deemed to be reduced by an amount equal to the product of (x) the amount of such reduction in the Seasonal Commitment Amount and (y) a fraction the numerator of which is the Individual Committed Limit of such Buyer and the denominator of which is the Individual Committed Limits of all Buyers (in each case, immediately prior to giving effect to this proviso) and (ii) as of any date of determination which does not occur during the Seasonal Commitment Period, zero. “Individual Funded Percentage” means, with respect to any Buyer as of any date of determination or in connection with any Transaction, a fraction (expressed as a percentage), (a) the numerator of which is the Individual Buyer Balance of such Buyer as of such date of determination and (b) the denominator of which is the Aggregate Buyer Balance as of such date of determination. “Individual Funding Limit” means, with respect to any Buyer as of any date of determination, the “Funding Limit” for such Buyer set forth in Schedule 4 to this Framework Agreement for such Buyer, subject to reduction, transfer or adjustment in accordance with the terms hereof. “Individual Funding Reduction Amount” means, with respect to any Buyer in connection with any Transaction, the excess (if any) of (x) such Buyer’s Individual Buyer Balance immediately prior to giving effect to such Transaction over (y) such Buyer’s Individual Participation Amount with respect to such Transaction. “Individual Participation Amount” means, for any Buyer with respect to any Transaction, the product of (x) the Purchase Price for such Transaction (without regard to any adjustment thereof made pursuant to Section 4.5(a)) multiplied by (y) such Buyer’s Individual Participation Percentage as of the Purchase Date for such Transaction, subject to transfer or adjustment in accordance with the terms hereof; provided, that in connection with any Transaction entered into (or proposed to be entered into) on a Purchase Date that occurs during the Seasonal Commitment Period and as of which Purchase Date one or more Buyers is a Reducing Buyer, the Individual Participation Amount for each Buyer with respect to such Transaction shall instead be calculated in accordance with Section 4.6(c). “Individual Participation Percentage” means, for any Buyer with respect to any Transaction, a fraction (expressed as a percentage), (a) the numerator of which is the Individual

Schedule 1 to Master Framework Agreement Funding Limit of such Buyer as of the Purchase Date for such Transaction and (b) the denominator of which is the sum of the Individual Funding Limits of all Buyers as of such Purchase Date. “Invoice” means an invoice, draft or bill of exchange issued after title to the applicable Goods has transferred to the Obligor (or services have been rendered to the Obligor) including provisional invoices, drafts or bills of exchange that meet the foregoing condition and provided, that such provisional invoices, drafts or bills of exchange are only subject to customary adjustment practices. “Invoiced” has correlative meaning. “Insolvent” means, with respect to any Person, that (i) a Bankruptcy shall have occurred with respect to such Person or (ii) Seller shall have received a written notice from the applicable Person or from Agent or any Buyer informing Seller, or Seller shall otherwise have actual knowledge, that (x) a default in the payment when due, after any applicable grace period, of any indebtedness or any amount due the U.S. Dollar equivalent of the aggregate principal amount of which exceeds $100,000,000 issued, assumed or guaranteed by such Person (other than indebtedness owing by any Affiliate of such Person to such Person or to another Affiliate) or (y) or a default or other event under any indenture, agreement or other instrument under which any such indebtedness described in clause (x) above is outstanding occurs, the result of which would allow the holder thereof to accelerate the payment of such indebtedness prior to its stated maturity. “Insolvency” has correlative meaning. “JPM Letter Agreement” means that certain Letter Agreement dated as of the Effective Date, by and among Agent, Seller, Guarantor and the Administrative Agent. “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority. “Market Value” means, with respect to any Eligible Obligor Receivable as of any date of determination, the product of (x) the Net Face Amount of such Eligible Obligor Receivable as of such date of determination multiplied by (y) ninety percent (90%). “Master Repurchase Agreement” means that certain 1996 SIFMA Master Repurchase Agreement dated as of April 7, 2017, between Seller and Buyers, including Annex I thereto (and as amended thereby). “Material Adverse Effect” means a material adverse effect on (a) the Eligible Receivables, taken as a whole, (b) the ability of Seller to perform any of its material obligations under the Transaction Agreements to which it is a party or (c) the rights of or benefits available to the Buyers under the Transaction Agreements. “Monsanto Agreement” means Amended and Restated Exclusive Agency and Marketing Agreement between The Scotts Company LLC and Monsanto Company, dated as of September 30, 1998 (as amended as of March 10, 2005 and March 28, 2008 and by that certain Amendment to Amended and Restated Exclusive Agency and Marketing Agreement between The Scotts Company

Schedule 1 to Master Framework Agreement LLC and Monsanto Company, dated as of May 15, 2015), as the same may be amended, modified, restated, extended, renewed or replaced from time to time. “Monsanto Collections” has the meaning set forth in Section 5.4(c). “Monsanto Company” means The Monsanto Company, a Delaware corporation. “Monsanto Receivables” has the meaning set forth in Section 5.4(c). “Moody’s” means Moody's Investors Service, Inc. and any successor or successors thereto. “Net Face Amount” means, with respect to any Eligible Obligor Receivable as of any date of determination, the product of (x) the Face Amount of such Eligible Obligor Receivable multiplied by (y) the applicable Net Face Percentage for the relevant Eligible Obligor Group as of such date of determination. “Net Face Percentage” means, for any Eligible Obligor Group as of any date of determination, a fraction, expressed as a percentage, (a) the numerator of which is calculated as (x) minus (y), where (x) is the aggregate Face Amount of all Eligible Obligor Receivables of such Eligible Obligor Group as of such date of determination and (y) is the sum (as determined by Seller in good faith and reflected in any applicable Portfolio Schedule prepared as of such date of determination) of all open account credits, trade accruals, return accruals and any other reductions, discounts or similar items (in each case, arising in the ordinary course of business) taken by, or owing or credited to, the Obligors in such Eligible Obligor Group as of such date of determination; provided, that such numerator shall be no less than zero, and (b) the denominator of which is the aggregate Face Amount of all Eligible Obligor Receivables of such Eligible Obligor Group as of such date of determination. “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Obligor” means, with respect to any Receivable, the Person that owes a payment obligation in respect thereof; provided, that, for the avoidance of doubt, neither Seller nor Guarantor is an Obligor. “Obligor Collection Account” means (i) with respect to the Wal-Mart Obligors, the Collection Account (Wal-Mart), (ii) with respect to the Lowe’s Obligors, the Collection Account (Lowe’s) and (iii) with respect to the Home Depot Obligors, the Collection Account (Home Depot). “Organizational Documents” means a Party’s articles or certificate of incorporation and its by-laws or similar governing instruments required by the laws of its jurisdiction of formation or organization.

Schedule 1 to Master Framework Agreement “Participating Buyer” means, with respect to any Transaction, each Buyer that has (or will have) an Individual Buyer Balance greater than zero after giving to effect to the entry into such Transaction. “Party” and “Parties” have the meaning set forth in the Preamble. “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity. “Portfolio Schedule” has the meaning set forth in the Master Repurchase Agreement. “Potential Event of Default” means the occurrence of any event that, with the giving of notice or lapse of time, would become an Event of Default. “Price Differential” has the meaning set forth in the Master Repurchase Agreement. “Pricing Rate” has the meaning set forth in the Master Repurchase Agreement. “Pricing Schedule” has the meaning set forth in the Master Repurchase Agreement. “Purchase Date” has the meaning set forth in the Master Repurchase Agreement. “Purchase Price” has the meaning set forth in the Master Repurchase Agreement. “Purchased Securities” has the meaning set forth in the Master Repurchase Agreement. “Purchased Receivables” means, as of any date of determination, each of the Receivables included in the Transaction Portfolio (as determined in accordance with the definition thereof) for an outstanding Transaction. “Rabobank” has the meaning set forth in the Preamble. “Ratings Event” means any of the following events: (i) the Guarantor ceases to have an issuer rating from S&P, (ii) the issuer rating of Guarantor from S&P ceases to be at least B, (iii) Guarantor ceases to have a corporate family rating from Moody’s or (iv) the corporate family rating of Guarantor from Moody’s S&P ceases to be at least B2. “Receivable” means an Obligor’s payment obligation to Seller in connection with an Invoice issued by Seller to such Obligor for the sale of Goods by Seller to such Obligor (including, if applicable, any state and local taxes and similar amounts payable by the Obligor together with the purchase price).

Schedule 1 to Master Framework Agreement “Reducing Buyer” has the meaning set forth in Section 4.6(a). “Reduction Notice” has the meaning set forth in Section 4.6(a). “Related Contract Rights” means in relation to any Receivable, to the extent not prohibited by the relevant Contract (which prohibition is not superseded under applicable law), any rights of Seller under or relating to the Contract to the extent necessary to enforce collection of the Receivable, subject to any encumbrances on such Related Contract Right created or suffered to exist by Seller or its Affiliates or other contractual restrictions applicable to Seller, provided that such encumbrance or other contractual restrictions do not materially impair the Buyers’ ability to receive or collect full payment of such Receivable. “Related Obligor” means, with respect to any Obligor in any Eligible Obligor Group, any other Obligor that is part of the same Eligible Obligor Group (including the applicable Eligible Obligor Parent). “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, sub-agents, trustees and advisors of such Person and of such Person’s Affiliates. “Related Rights” means, with respect to any Receivable, to the extent not prohibited by the relevant Contract (which prohibition is not superseded under applicable law), subject to any encumbrances on such Related Rights created or suffered to exist by Seller or its Affiliates or other contractual restrictions applicable to Seller, provided that such encumbrance or other contractual restrictions do not materially impair the Buyers’ ability to receive or collect full payment of such Receivable: (a) all security interests or liens and property subject thereto from time to time held by or for the benefit of Seller purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and (b) all guarantees, insurance (but only to the extent such insurance relates solely to Receivables that are of the type that will be sold hereunder) and other agreements or arrangements of whatever character from time to time held by or for the benefit of Seller supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise. “Repurchase Date” has the meaning set forth in the Master Repurchase Agreement. “Repurchase Price” has the meaning set forth in the Master Repurchase Agreement. “Required Buyers” means, as of any date of determination, at least two non-Defaulting Buyers (or all non-Defaulting Buyers if there is only one such Buyer), representing more than 50% of the aggregate Individual Funding Limits of all non-Defaulting Buyers as of such date of

Schedule 1 to Master Framework Agreement determination; provided, that, solely for purposes of this definition, the Individual Funding Limit of any Reducing Buyer as of any date prior to the expiration of the Seasonal Commitment Period shall be deemed to be equal to its Individual Committed Limit as determined in accordance with clause (i) of the definition thereof (regardless of whether the Seasonal Commitment Period has commenced as of such date). “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers. “Responsible Officer” means, as to any Person, the Chairman, Chief Executive Officer, President, Chief Financial Officer, Treasurer, Controller or an Executive or Senior Vice President of such Person. “S&P” means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and any successor or successors thereto. “Sanctioned Country” means, at any time, a country or territory that is the target of comprehensive, country-wide or territory-wide Sanctions. “Sanctioned Person” means, at any time, (a) any Person that is the target of any Sanctions, (b) any Person listed in any Sanctions-related list of designated Persons maintained by any U.S. Governmental Authority (including OFAC or the U.S. Department of State), Her Majesty’s Treasury of the United Kingdom, the United Nations Security Council, the European Union or the Netherlands, (c) any Person organized or resident in a Sanctioned Country or (d) any Person that is fifty-percent or more owned, directly or indirectly, in the aggregate by, or is otherwise controlled by (within the meaning of applicable Sanctions Laws), any Person referred to in clauses (a), (b) or (c) above. “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) any U.S. Governmental Authority, including those administered by OFAC or the U.S. Department of State; (b) Her Majesty’s Treasury of the United Kingdom; (c) the United Nations Security Council; (d) the European Union; or (e) the Netherlands. “Scheduled Facility Expiration Date” means August 25, 2017. “Seasonal Commitment Amount” means (i) as of any date of determination occurring during the Seasonal Commitment Period, $100,000,000; provided, that the Seller may from time to time during the Seasonal Commitment Period reduce the Seasonal Commitment Amount by delivering written notice of such reduction to Agent (a “Commitment Reduction Notice”), which reduction shall be effective as of the first Weekly Date occurring at least two (2) Business Days following delivery of such Commitment Reduction Notice and shall be irrevocable for the remainder of the Seasonal Commitment Period and (ii) as of any date of determination occurring outside of the Seasonal Commitment Period, $0.

Schedule 1 to Master Framework Agreement “Seasonal Commitment Period” means the period commencing on (and including) the Effective Date and expiring on (and excluding) the Seasonal Commitment Expiration Date. “Seasonal Commitment Expiration Date” means the earlier of (x) June 16, 2017 and (y) the date on which Agent delivers to Seller a written notice terminating the Seasonal Commitment Period following the occurrence of an Event of Default or Ratings Event (which Event of Default or Ratings Event is continuing at the time of such delivery). “Security Agreement” means that certain Security Agreement dated as the Effective Date, by and between Seller and Agent. “Security Interest” means any pledge, charge, lien, assignment by way of security, retention of title and any other encumbrance or security interest whatsoever created or arising under any relevant Law, as well as any other agreement or arrangement having the effect of or performing the economic function of the same. “Seller” has the meaning set forth in the Preamble. “Seller Entities” has the meaning set forth in Section 5.1(d)(iii). “Settlement Amounts” means, collectively, as of any date of determination, (i) all Funded Repurchase Price received by Agent on such date from Seller in connection with an expiring Transaction and (ii) all Funding Amounts received by Agent on such date from Buyers in connection with the entry into a new Transaction. “Side Letter” means that certain Side Letter Agreement dated as of the Effective Date, by and between Seller and Rabobank. “Shifting Control Notice” has the meaning set forth in the Control Agreement. “SMBC” has the meaning set forth in the Preamble. “Specified Event of Default” means the any of the following: (a) an Event of Default of the kind specified in clause (a) or (b) of the definition thereof shall have occurred and be continuing; (b) Seller or Guarantor shall become Insolvent; or (c) any Event of Default shall have occurred and be continuing and Agent shall have delivered a Shifting Control Notice under one or more of the Control Agreements. “Specified Payment Date” means, in relation to a Receivable, the fixed date upon which such Receivable is due for payment as specified (as of the date such Receivable is generated) in the relevant Contract or Invoice under which the obligation to make payment arises.

Schedule 1 to Master Framework Agreement “Subsidiary” of any Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which such Person (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, fifty percent (50%) or more of the shares of capital stock or other equity interests that are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; or (ii) has the contractual or other power to designate a majority of the board of directors or other governing body (and, where the context permits, includes any predecessor of such an entity). “Tax” means all taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges payable to or imposed by any Governmental Authority, including any sales, use, excise or similar taxes and inclusive of any interest, additions to tax, penalties or fines applicable thereto. “Transaction” has the meaning set forth in the Master Repurchase Agreement. “Transaction Agreements” has the meaning set forth in Section 2.1. “Transaction Notice” has the meaning set forth in Section 4.1. “Transaction Portfolio” means, with respect to any Transaction, the portfolio of Receivables comprising the Purchased Securities acquired by Buyers in connection with such Transaction, which shall consist of those Receivables selected from the Eligible Receivables Portfolio listed in the Portfolio Schedule for such Transaction in accordance with the priority specified in Part 3 of Schedule 3 to this Framework Agreement (it being understood, for the avoidance of doubt, that each Receivable indicated in the final Portfolio Schedule attached to any Confirmation as a “Purchased Receivable” selected for inclusion in the Transaction Portfolio for the applicable Transaction shall be a Purchased Receivable included such Transaction Portfolio, irrespective of whether such Receivable was actually an Eligible Receivable as of the Purchase Date or whether it was properly selected in accordance with the aforementioned procedure), together with all Related Rights and Related Contract Rights pertaining to such selected Receivables. “Weekly Date” means the last Business Day of each calendar week occurring during the Facility Term. “Write-down and Conversion Powers” means, in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.

Schedule 3 to Master Framework Agreement SCHEDULE 3 Part 1 ELIGIBLE OBLIGORS Eligible Obligor Group Group Limit Priority Wal-Mart Obligors ................................ $ 150,000,000 1 Home Depot Obligors ................................$ 300,000,000 2 Lowe’s Obligors ................................ $ 300,000,000 3 “Eligible Obligor Group” means each of the Lowe’s Obligors, the Home Depot Obligors and the Wal-Mart Obligors, in each case as a group of entities making up such Obligors and not as individual entities. “Eligible Obligor Parent” means with respect to (i) the Lowe’s Obligors, Lowe’s Companies, Inc., (ii) the Home Depot Obligors, The Home Depot, Inc. and (iii) the Wal-Mart Obligors, Wal-Mart Stores, Inc. “Lowe’s Obligors” means Lowe’s Companies, Inc. and each wholly-owned Subsidiary of Lowe’s Companies, Inc., so long as, in each case, such Subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia. “Home Depot Obligors” means The Home Depot, Inc. and each wholly-owned Subsidiary of The Home Depot, Inc., so long as, in each case, such Subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia “Wal-Mart Obligors” means Wal-Mart Stores, Inc. and each wholly-owned Subsidiary of Wal-Mart Stores, Inc., so long as, in each case, such Subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia.

Schedule 3 to Master Framework Agreement Part 2 ELIGIBILITY CRITERIA In order for a Receivable to meet the Eligibility Criteria in connection with any Transaction, it must satisfy all of the following: (1) Such Receivable is payable by an Obligor that, as of the applicable Purchase Date, is an Eligible Obligor. (2) Such Receivable is denominated in U.S. dollars. (3) Such Receivable is generated in the normal course of business conducted by Seller with the applicable Obligor, substantiated in the form of an invoice, draft or bill of exchange. (4) Such Receivable represents the purchase price of specified Goods sold (including, if applicable, any state and local taxes and similar amounts payable by the applicable Obligor together with the purchase price) and Invoiced by Seller. (5) The applicable Goods with respect to such Receivable have been sold in the normal course of business conducted by Seller with the applicable Obligor. The applicable Obligor is unconditionally and irrevocably obliged to pay the Face Amount of such Receivable, subject to any open account credits, trade accruals, return accruals and any other reductions, discounts and similar items (in each case, arising in the ordinary course of business) taken by, or owing or credited to, the applicable Obligor. (6) As of the Purchase Date with respect to such Receivable, the applicable Obligor, is not Insolvent and no default, breach or violation has occurred under any Contract with respect to such Receivable except as would not (or would not reasonably be expected to) materially and adversely affect the entitlement and/or ability to receive and/or to recover and/or enforce and/or collect payment of the full amount of such Receivable. (7) The Specified Payment Date for such Receivable (i) is not scheduled to occur on or prior to the Repurchase Date for the applicable Transaction and (ii) is no later than 120 days after the date such Receivable was generated. (8) As of the Purchase Date with respect to such Receivable, such Receivable is not and will not become subject to any withholding taxes and is assignable to the Buyers free and clear of any value added taxes, sales taxes, withholding taxes, export/import taxes, acquisition taxes, transfer taxes or any other Taxes, charges, levies, duties or imposts. (9) Each Contract with respect to such Receivable (including all associated rights) (i) has been duly authorized by Seller and, to the knowledge of Seller, the applicable Obligor and the other parties thereto; (ii) is a legally valid and binding obligation of Seller and, to the knowledge of Seller,

Schedule 3 to Master Framework Agreement the applicable Obligor and the other parties thereto enforceable against such parties in accordance with their terms, except (x) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, and (y) as would not reasonably be expected to have a material adverse effect on the legality, validity and binding effect or enforceability of such Receivable against the applicable Obligor. (10) Payments under such Receivable can be made by the applicable Obligor to the Buyers without any form of governmental, regulatory or official consent, approval, filing or registration, except for any such consent, approval, filing or registration requirement relating solely to the Buyers and which would not prohibit such Obligor from making payment to other similarly-situated parties. (12) As of the applicable Purchase Date, all of the representations and warranties set forth in the Framework Agreement (other than Section 5.2(b)) are true and accurate with respect to such Receivable in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct).

Schedule 3 to Master Framework Agreement Part 3 SELECTION OF TRANSACTION PORTFOLIO (1) Each Portfolio Schedule shall set forth the full Eligible Receivables Portfolio as of the date such Portfolio Schedule was prepared. (2) Eligible Receivables shall be selected based on the priority of Eligible Obligor Groups specified in Part 1 of Schedule 3, with all Eligible Receivables of Obligors belonging to an Eligible Obligor Group having higher priority being selected before any Eligible Receivables of Obligors belonging to an Eligible Obligor Group having a lower priority are selected. Eligible Receivables of each Eligible Obligor Group shall be selected in the following order of priority: (i) Eligible Receivables shall be selected in the order of the date on which they were generated (i.e., on first-in, first-out basis); and (ii) Eligible Receivables that are generated on the same day shall selected in descending order of the Face Amount thereof, with the Eligible Receivable having the highest Face Amount being selected first and the Eligible Receivable having the lowest Face Amount being selected last. The Portfolio Schedule shall list the Eligible Receivables of each Eligible Obligor Group in the order of such priority. (3) Eligible Receivables shall be selected for inclusion in the applicable Transaction Portfolio in accordance with the priority specified in clause (2) above (or such other priority as Agent and Seller, with the consent of the Required Buyers, may agree in writing) until the aggregate Market Value of the Receivables selected for inclusion in the Transaction Portfolio equals or exceeds the Purchase Price for the applicable Transaction; provided, that for purposes of determining the priority of the Eligible Receivables so selected for a Transaction Portfolio, (i) any Eligible Receivables of a given Eligible Obligor Group not permitted to be selected as a result of applicable Eligible Obligor Limits shall be disregarded, and the determination of priority shall continue on to the next Eligible Receivable (if any) of such Eligible Obligor Group permitted to be selected and (ii) to the extent the Market Value of the last Eligible Receivable of a given Eligible Obligor Group otherwise required to be selected in accordance with the priority above would result in the aggregate Market Value of the Receivables selected for inclusion in the Transaction Portfolio exceeding the Purchase Price for the applicable Transaction, Seller may instead select subsequent Eligible Receivables of such Eligible Obligor to the extent the selection thereof would result in a smaller excess (so long as such alternative selection continues to result in the aggregate Market Value of the Transaction Portfolio being at least equal to the Purchase Price).

Schedule 4 to Master Framework Agreement SCHEDULE 4 INDIVIDUAL FUNDING LIMITS ($ in millions) Committed Limit Funding Limit Rabobank $60 $150 SMBC $40 $100

Exhibit A to Master Framework Agreement Exhibit A Form of Transaction Notice COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, A DUTCH COÖPERATIEVE ACTING THROUGH ITS NEW YORK BRANCH, as Agent RE: Transaction under the Framework Agreement and the Master Repurchase Agreement Ladies and Gentlemen: This Transaction Notice is delivered to you pursuant to Section 4.1(a) of the Master Framework Agreement, dated as of April 7, 2017 (the “Framework Agreement”), by and among The Scotts Company LLC, an Ohio limited liability company, as seller (the “Seller”), each of the buyers from time to time party thereto (each, a “Buyer”), and Coöperatieve Rabobank, U.A., New York Branch, a Dutch coöperatieve acting through its New York Branch, as agent for the Buyers (in such capacity, the “Agent”), relating to repurchase transactions to be entered into pursuant to the terms of the 1996 SIFMA Master Repurchase Agreement, dated as of April 7, 2017, including Annex I thereto (the “Master Repurchase Agreement”) by and among Seller and the Buyers. Capitalized terms used but not defined herein have the meanings set forth in the Framework Agreement, or if not defined therein, in the Master Repurchase Agreement. Seller hereby requests, in accordance with the terms of the Framework Agreement, a Transaction under the Master Repurchase Agreement. The relevant terms of such Transaction are as follows: 1. The proposed Purchase Date for such Transaction is [], which date [does][does not] occur during the Seasonal Commitment Period. 2. The proposed Repurchase Date for such Transaction is []. 3. The Purchase Price for such Transaction is $[]. 4. The aggregate Net Face Amount of the Receivables included in the proposed Transaction Portfolio (as set forth on the attached Portfolio Schedule) is $[], which represents []% of the requested Purchase Price. 5. The proposed Funded Purchase Price for such Transaction is $[]. 6. The Funding Amounts (if any) payable by each Buyer on the proposed Purchase Date are as follows:

Exhibit A to Master Framework Agreement Rabobank: $[] SMBC: $[] 7. The proposed Funded Repurchase Price for such Transaction is $[], of which $[] consists of Price Differential that will be payable by Seller in respect of the outstanding Transaction (if any) that expires on the proposed Purchase Date for the requested Transaction. 8. The Individual Funding Reduction Amounts (if any) for each Buyer with respect to such Transaction are as follows: Rabobank: $[] SMBC: $[] 9. The amount of Unused Commitment Fee that will be payable by Seller in respect of the outstanding Transaction (if any) that expires on the proposed Purchase Date for the requested Transaction is $[]. Included herewith are a completed draft Confirmation and proposed Portfolio Schedule setting forth information with respect to the Eligible Receivables Portfolio and the proposed Eligible Receivables to be included in the Transaction Portfolio as Purchased Securities subject to such Transaction. Seller hereby certifies that the information set forth on such Portfolio Schedule is true and correct in all material respects, and that all Funding Conditions set forth in Section 4.3 of the Framework Agreement have been (or will be) satisfied as of the proposed Purchase Date.

Exhibit A to Master Framework Agreement FORM OF CONFIRMATION Dated: [Date] To: The Scotts Company LLC ("Counterparty") [_____] [_____] [_____] Attention: Documentation Email: [ ] From: Coöperatieve Rabobank, U.A., New York Branch (“Rabobank”), as Agent for itself and for Sumitomo Mitsui Banking Corporation, New York Branch (“SMBC”) Tel: Fax: Re: Confirmation of a Repurchase Transaction ____________________________________________________________________________________________ Dear The Scotts Company LLC: The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the above referenced transaction entered into between Counterparty and Rabobank (on behalf of itself and the Buyers specified below) on the Purchase Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Master Repurchase Agreement specified below. The definitions and provisions contained in such Master Repurchase Agreement are incorporated into this Confirmation. Subject to the proviso to the definition of Repurchase Price set forth in the Master Repurchase Agreement, in the event of any inconsistency between such Master Repurchase Agreement and this Confirmation, this Confirmation will govern. 1. This Confirmation supplements, forms part of, and is subject to, the 1996 SIFMA Master Repurchase Agreement, dated as of April 7, 2017, including Annex I thereto and as amended thereby (as further amended and supplemented from time to time, the “Master Repurchase Agreement”), among Counterparty, Rabobank and SMBC. All provisions contained in the Master Repurchase Agreement govern this Confirmation except as expressly modified below. Except for the information on the attached Pricing Schedule expressly incorporated below, all other information on such Pricing Schedule shall be disregarded. The terms of the particular Transaction to which this Confirmation relates are as follows: 2. General Terms: Purchase Date: [Date] Purchase Price: $[ ] Buyers: [Rabobank and SMBC, collectively.]

Exhibit A to Master Framework Agreement Seller: Counterparty Agent: Rabobank Purchased Securities: Set forth on attached Portfolio Schedule. Pricing Rate: The rate set forth on the attached Pricing Schedule under the heading “All- in Rate” that appears in the row immediately above the reference to “Global Projected Interest” or “Projected Global Interest”, as the case may be Repurchase Date: [Date]1 Repurchase Price: The sum of (x) the Purchase Price plus (y) the Price Differential Price Differential The amount set forth on the attached Pricing Schedule as the “Global Projected Interest” or “Projected Global Interest”, as the case may be, on the date that is the Repurchase Date 3. Governing law: Unless otherwise provided in the Master Repurchase Agreement (in which case the law so specified shall govern), this Confirmation shall be governed by and construed in accordance with the laws as specified in the Master Repurchase Agreement. [Remainder of page intentionally left blank] 1 To be the next Weekly Date to occur following the Purchase Date.

Exhibit A to Master Framework Agreement Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by electronic mail or by facsimile transmission to telecopier No. [ ]. Very truly yours, COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH By: _______________________ Name: Title: By: _______________________ Name: Title: SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH By Rabobank, as Agent By: _______________________ Name: Title: By: _______________________ Name: Title: Confirmed as of the date first above written: THE SCOTTS COMPANY LLC By: _____________________________ Name: Title: